QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 4.26

CARDIOME PHARMA CORP.

Special Warrant Indenture

Made as of April 10, 2003

TABLE OF CONTENTS

1.	INTERPRETATION		5
	1.1	Definitions	5
	1.2	Headings	8
	1.3	Gender	8
	1.4	Weekends and Holidays	8
	1.5	Meaning of "Outstanding"	8
	1.6	Time	8
	1.7	Applicable Law	9
	1.8	Currency	9
	1.9	Schedules	9
2.	ISSUE AND PURCHASE OF SPECIAL WARRANTS		9
	2.1	Creation, Form and Terms of Special Warrants	9
	2.2	Transferability and Ownership of Special Warrants	9
	2.3	Special Warrantholders Not Shareholders	11
	2.4	Signing of Special Warrants	11
	2.5	Countersigning	11
	2.6	Loss, Mutilation, Destruction or Theft of Special Warrants	11
	2.7	Exchange of Special Warrants	12
	2.8	Ranking	12
	2.9	Purchase of Special Warrants for Cancellation	12
3.	COVENANTS OF THE COMPANY		12
	3.1	To Issue Special Warrants and Reserve Shares and Warrant Shares	12
	3.2	To Execute Further Assurances	13
	3.3	To Carry On Business	13
	3.4	Reporting Issuer	13
	3.5	Breach of Constating Documents	13
	3.6	Filing Prospectus and Related Matters	14
	3.7	Notices to Trustee and Special Warrantholders	14
	3.8	Securities Qualification Requirements	14
	3.9	Maintain Listing	15
	3.10	Satisfy Covenants	15
	3.11	Performance of Covenants by Trustee	15
	3.12	Trustee's Remuneration and Expenses	15
	3.13	Trust for Special Warrantholder's Benefit	15
	3.14	Notice to Special Warrantholders of Certain Events	15
	3.15	Closure of Share Transfer Books	16
4.	ADJUSTMENT OF NUMBER OF UNITS		16
	4.1	Adjustment of Number of Units	16
	4.2	Proceedings Prior to any Action Requiring Adjustment	20
	4.3	Certificate of Adjustment	20
	4.4	No Action After Notice	20
	4.5	Protection of Trustee	20
	4.6	Notice of Special Matters	20
5.	EXERCISE AND CANCELLATION OF SPECIAL WARRANTS		21
	5.1	Notice of Prospectus to Special Warrantholders	21
	5.2	Voluntary Exercise of Special Warrants	21

	5.3	Deemed Exercise of Special Warrants	22
	5.4	Effect of Exercise of Special Warrants	22
	5.5	Partial Exercise	22
	5.6	Special Warrants Void After Exercise Time	22
	5.7	Fractions of Units	23
	5.8	Accounting and Recording	23
	5.9	Escrow Funds	23
	5.10	Issuance of Special Warrants	24
	5.11	Issuance of Shares	25
	5.12	Issuance of Warrants and Warrant Shares	25
	5.13	Securities Restrictions	25
6.	MEETINGS OF SPECIAL WARRANTHOLDERS		25
	6.1	Definitions	25
	6.2	Convening Meetings	26
	6.3	Place of Meeting	26
	6.4	Notice	26
	6.5	Persons Entitled to Attend	26
	6.6	Quorum	26
	6.7	Chairman	26
	6.8	Power to Adjourn	27
	6.9	Adjourned Meeting	27
	6.10	Show of Hands	27
	6.11	Poll	27
	6.12	Regulations	27
	6.13	Powers of Special Warrantholders	28
	6.14	Powers Cumulative	29
	6.15	Minutes of Meetings	29
	6.16	Written Resolutions	29
	6.17	Binding Effect	29
	6.18	Holdings by the Company or Subsidiaries of the Company Disregarded	29
7.	SUPPLEMENTAL INDENTURES, MERGER, SUCCESSORS		30
	7.1	Provision for Supplemental Indentures for Certain Purposes	30
	7.2	Company May Consolidate, etc. on Certain Terms	30
	7.3	Successor Body Corporate Substituted	31
8.	CONCERNING THE TRUSTEE		31
	8.1	Duties of Trustee	31
	8.2	Action by Trustee	31
	8.3	Certificate of the Company	31
	8.4	Trustee May Employ Experts	31
	8.5	Resignation and Replacement of Trustee	32
	8.6	Indenture Legislation	32
	8.7	Notice	32
	8.8	Use of Proceeds	32
	8.9	No Inquiries	32
	8.10	Actions by Trustee to Protect Interest	33
	8.11	Trustee Not Required to Give Security	33
	8.12	No Conflict of Interest	33
	8.13	Trustee Not Ordinarily Bound	33
	8.14	Trustee May Deal in Instruments	33

	8.15	Recitals or Statements of Fact Made by Company	33
	8.16	Trustee's Discretion Absolute	33
	8.17	No Representations as to Validity	33
	8.18	Acceptance of Trusts	34
	8.19	Trustee's Authority to Carry on Business	34
	8.20	Indemnification of Trustee	34
	8.21	Performance of Covenants by Trustee	34
9.	NOTICES		35
	9.1	Notice to Company, Trustee and Agent	35
	9.2	Notice to Special Warrantholders	36
10.	POWER OF BOARD OF DIRECTORS		36
	10.1	Board of Directors	36
11.	MISCELLANEOUS PROVISIONS		36
	11.1	Further Assurances	36
	11.2	Unenforceable Terms	37
	11.3	No Waiver	37
	11.4	Suits By Special Warrantholders	37
	11.5	Enurement	37
	11.6	Formal Date and Effective Date	37

SPECIAL WARRANT INDENTURE

        THIS SPECIAL WARRANT INDENTURE made as of April 10, 2003.

BETWEEN:
CARDIOME PHARMA CORP., a corporation continued under the Canada Business Corporations Act and having an office at 3650 Wesbrook Mall, Vancouver, British Columbia V6S 2L2
(the "Company")
OF THE FIRST PART
AND:
PACIFIC CORPORATE TRUST COMPANY, a trust company incorporated under the laws of British Columbia and having an office at 10th Floor, 625 Howe Street, Vancouver, British Columbia V6C 3B8
(the "Trustee")
OF THE SECOND PART

        WHEREAS the Company is proposing to issue up to 3,810,000 Special Warrants in the manner herein set forth;

        AND WHEREAS the Company, under the laws relating thereto, is authorized to create and issue the Special Warrants;

        AND WHEREAS the Company represents to the Trustee that all necessary resolutions of the directors of the Company have been or will be duly enacted, passed or confirmed and all other proceedings taken and conditions complied with to authorize the execution and delivery of this Agreement and the execution and issue of the Special Warrants and to make the same legal, valid and binding on the Company in accordance with the laws relating to the Company;

        AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Company and not by the Trustee;

        AND WHEREAS the Trustee has been appointed by the Company and has agreed to act as trustee on behalf of the Special Warrantholders on the terms and conditions set forth herein.

        NOW THEREFORE THIS INDENTURE WITNESSETH THAT, in consideration of the premises and in further consideration of the mutual covenants herein set forth, the parties hereto agree as follows:

1. INTERPRETATION

1.1    Definitions

        In this Indenture, unless there is something in the subject matter or context inconsistent therewith, the following words have the respective meaning indicated below:

  (a)
  "Applicable Legislation" means the provisions, if any, for the time being, of any statute of Canada or a province thereof, and of the regulations under such statute, relating to trust indentures and to the rights, duties and obligations of trustees under trust indentures, and of corporations issuing their securities under trust indentures, to the extent that any such provisions are in force and applicable to this Indenture;

  (b)
  "Business Day" means a day which is not a Saturday, Sunday or legal holiday in the City of Toronto, Ontario and the city of Vancouver, British Columbia;

  (c)
  "Clearance Date" means the date on which a receipt for the Prospectus is issued by the last of the Commissions;

  (d)
  "Closing" means the completion of the issuance and sale of Special Warrants to Special Warrantholders by the Company in accordance with the subscription agreements entered into by the Company and the purchasers of Special Warrants;

  (e)
  "Closing Date" means April 10, 2003;

  (f)
  "Commissions" means the British Columbia Securities Commission, the Ontario Securities Commission and the Commission des valeurs mobiliers du Quebec;

  (g)
  "Common Share" means a fully paid and non-assessable common share in the capital of the Company as such capital is presently constituted;

  (h)
  "Company's auditors" means the firm of accountants appointed by the shareholders of the Company and serving as the auditors of the Company at the relevant time;

  (i)
  "Current Market Price" of a Common Share at any date means the price per share equal to the weighted average price at which the Common Shares have traded during any 10 consecutive Trading Days selected by the Company, commencing not more than 20 Trading Days and ending not less than five days before such date, on the Toronto Stock Exchange, or, if the Common Shares are not listed thereon, on any stock exchange on which such shares are listed as may be selected for such purpose by the directors or, if such shares are not listed on any stock exchange, then on such over-the-counter market in Canada as may be selected for such purpose by the directors. The weighted average price per share shall be determined by dividing the aggregate sale price of all such shares sold on the aforementioned exchange or market, as the case may be, during the aforementioned 10 consecutive Trading Days by the total number of such shares so sold;

  (j)
  "Designated Provinces" means the Provinces of British Columbia, Ontario and Quebec;

  (k)
  "director" means a director of the Company for the time being and, unless otherwise specified herein, a reference to an action by the directors means an action by the directors of the Company as a board or, whenever duly empowered, action by a committee of such board;

  (l)
  "Dividends paid in the Ordinary Course" means such dividends payable in cash (or in securities, property or assets of equivalent value) declared payable on a Common Share in any fiscal year of the Company to the extent that such dividends in the aggregate do not exceed in amount or value the greater of:

  (i)
  100% of the aggregate amount or value of the dividends declared payable by the Company on the Common Shares in the period of 12 consecutive months ended immediately prior to the first day of such fiscal year; and

  (ii)
  50% of the consolidated net earnings of the Company, before extraordinary items and after dividends paid on any and all preferred shares of the Company (if any) for the period of 12 consecutive months ended immediately prior to the first day of such fiscal year (such consolidated net earnings to be as shown in the audited consolidated financial statements of the Company for such 12 month period or, if there are no audited financial statements in respect of such period, computed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the most recent audited consolidated financial statements of the Company);

    and for such purposes the amount of any dividends paid in other than cash or shares of the Company shall be the fair market value of such dividends as determined by the directors;

  (m)
  "Escrow Funds" means the gross proceeds of the Private Placement, less the commission or fee payable to the Underwriters and less the Underwriters' expenses pursuant to the Underwriting Agreement, which will be deposited with the Trustee and disbursed pursuant to Section 5.9 and includes all interest or other income earned thereon;

  (n)
  "Expiry Date" means the earlier of:

  (i)
  the fifth Business Day after the Clearance Date; and

  (ii)
  August 10, 2003;

  (o)
  "Expiry Time" means 5:00 p.m. (Toronto time) on the Expiry Date;

  (p)
  "Indenture", "herein", "hereto, "hereunder", "hereof", "hereby" and similar expressions mean or refer to this Indenture and not to any particular Article, Section, Subsection, paragraph, clause, subdivision or portion hereof and include any indenture, deed or instrument supplemental or ancillary hereto; and the expressions "Article", "Section", "Subsection" and "paragraph" followed by a number mean and refer to the specified Article, Section, Subsection or paragraph of this Indenture;

  (q)
  "Private Placement" means the private placement of up to 3,810,000 Special Warrants pursuant to the Underwriting Agreement;

  (r)
  "Prospectus" means a final prospectus of the Company filed with the Commissions by the Company which qualifies the proposed distribution of the Shares and Warrants comprising the Units in the Designated Provinces pursuant to the exercise of the Special Warrants;

  (s)
  "Purchase Price" means $2.10 per Special Warrant for 3,762,000 Special Warrants and $2.30 per Special Warrant for 48,000 Special Warrants;

  (t)
  "Qualification Deadline" means 5:00 p.m. (Toronto time) on June 10, 2003 or such other date as may be specified by the Underwriters and the Company with notice to the Trustee;

  (u)
  "Share" means a previously unissued Common Share which forms part of the Unit to be issued to a Special Warrantholder upon exercise or deemed exercise of a Special Warrant;

  (v)
  "Special Warrant" means a special warrant of the Company created by the Company and issued hereunder for a purchase price of $2.10 per Special Warrant for 3,762,000 Special Warrants and $2.30 per Special Warrant for 48,000 Special Warrants and entitling the holder thereof to acquire one Unit upon exercise or deemed exercise thereof, subject to adjustment in accordance with this Indenture upon exercise without payment of additional consideration;

  (w)
  "Special Warrant Certificate" means a certificate evidencing one or more Special Warrants issuable hereunder, substantially in the form attached hereto as Schedule "A";

  (x)
  "Special Warrantholder" means the registered holder from time to time of an outstanding Special Warrant;

  (y)
  "Subsidiary of the Company" means a corporation of which voting securities carrying a majority of the votes attached to all outstanding voting securities are owned, directly or indirectly, by the Company or by one or more subsidiaries of the Company, or by the Company and one or more subsidiaries of the Company, and, as used in this definition, voting securities means securities, other than debt securities, carrying a voting right to elect directors either under all circumstances or under some circumstances that may have occurred and are continuing;

  (z)
  "Trading Day" means any day on which the facilities of the Toronto Stock Exchange, or, if the Common Shares are not listed thereon, the facilities of any stock exchange on which the Common Shares are listed, are open for trading;

  (aa)
  "Trustee" means the Company's registrar and transfer agent, Pacific Corporate Trust Company, having an office at 10th Floor, 625 Howe Street, Vancouver, British Columbia V6C 3B8;

  (bb)
  "Underwriters" means, collectively, Yorkton Securities Inc., Sprott Securities Inc., TD Securities Inc. and First Associates Investments Inc.;

  (cc)
  "Underwriting Agreement" means the underwriting agreement dated April 10, 2003 between the Company and the Underwriters whereby the Underwriters agreed to act as underwriters of the Company in relation to the Private Placement;

  (dd)
  "Unit" means a unit comprised of one Share and one-half of one Warrant, issued on exercise or deemed exercise of each Special Warrant, subject to adjustment in accordance with this Indenture. The term "Unit" is used herein for convenience only and is not intended to constitute a separate security;

  (ee)
  "U.S. Person" and "United States" have the meanings ascribed thereto in Regulation "S" under the United States Securities Act of 1933, as amended, as set out in Schedule "B" hereto;

  (ff)
  "Warrant" means a common share purchase warrant of the Company to be issued under the Warrant Indenture upon the exercise or deemed exercise of the Special Warrants. Each whole Warrant is exercisable to purchase one Warrant Share at a price of $2.75 per Warrant Share until 5:00 p.m. (Toronto Time) on April 10, 2004;

  (gg)
  "Warrant Indenture" means the indenture made as of April 10, 2003 between the Trustee and the Company and containing the terms and conditions applicable to and governing the issuance of the Warrants;

  (hh)
  "Warrant Share" means a previously unissued Common Share to be issued pursuant to the exercise of a Warrant; and

  (ii)
  "1933 Act" means the United States Securities Act of 1933, as amended.

1.2    Headings

        The division of this Indenture into Articles, Sections, Subsections or other subdivisions, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or the Special Warrants.

1.3    Gender

        Words importing the singular number also include the plural and vice versa and words importing the masculine gender include the feminine gender.

1.4    Weekends and Holidays

        If the date for the taking of any action under this Indenture expires on a day which is not a Business Day, such action may be taken on the next succeeding Business Day with the same force and effect as if taken within the period for the taking of such action.

1.5    Meaning of "Outstanding"

        Every Special Warrant represented by a Special Warrant Certificate countersigned by the Trustee and delivered to the holder thereof is deemed to be outstanding until it is cancelled or delivered to the Trustee for cancellation or until the Expiry Time. Where a new Special Warrant Certificate has been issued pursuant to Section 2.6 to replace one which has been mutilated, lost, stolen or destroyed, the Special Warrants represented by only one of such Special Warrant Certificates are counted for the purpose of determining the aggregate number of Special Warrants outstanding. A Special Warrant Certificate representing a number of Special Warrants which has been partially exercised will be deemed to be outstanding only to the extent of the unexercised portion of the Special Warrants.

1.6    Time

        Time is of the essence hereof and of each Special Warrant Certificate.

1.7    Applicable Law

        This Indenture and each Special Warrant Certificate are subject to and construed in accordance with the laws of the province of British Columbia and the laws of Canada.

1.8    Currency

        All reference to currency herein are to Canadian dollars unless otherwise indicated

1.9    Schedules

        The attached Schedules "A" and "B" are incorporated into and form part of this Indenture.

2. ISSUE AND PURCHASE OF SPECIAL WARRANTS

2.1    Creation, Form and Terms of Special Warrants

  (a)
  The Company hereby creates and authorizes for issuance up to 3,810,000 Special Warrants at a price of $2.10 per Special Warrant for 3,762,000 Special Warrants and $2.30 per Special Warrant for 48,000 Special Warrants, each such Special Warrant entitling a Special Warrantholder to acquire one Unit.

  (b)
  Subject to the provisions hereof, the Special Warrants issued under this Indenture are limited in the aggregate to 3,810,000 Special Warrants, provided that the number of Shares and Warrants comprised in a Unit is subject to increase or decrease so as to give effect to the adjustments required by Article 4.

  (c)
  The Special Warrants are to be issued in registered form and the Special Warrant Certificates shall be substantially in the form set out or referred to in Schedule "A" attached hereto with, subject to the provisions of this Indenture, such additions, variations, or omissions as may from time to time be agreed upon between the Company and the Special Warrantholders and are numbered in such manner as the Company may prescribe. Fractional Special Warrants will not be issued. Special Warrant Certificates may be issued in any denomination of whole Special Warrants. All Special Warrants are, save as to denominations, of like tenor and effect. The Special Warrant Certificates may be engraved, printed, lithographed, or partly in one form and partly in another, as the Company may determine. No change in the form of the Special Warrant Certificates is required by reason of any adjustment made pursuant to Article 4 hereof in the number of Units which may be acquired pursuant to the exercise of the Special Warrants.

2.2    Transferability and Ownership of Special Warrants

  (a)
  The Company hereby appoints the Trustee as registrar of the Special Warrants and shall cause the Trustee to keep at its Vancouver office set forth in Section 1.1 a register in which the Trustee shall enter the names and addresses of the Special Warrantholders and other particulars, prescribed by law, of the Special Warrants held by them, together with a record of transfers in which particulars of all transfers of Special Warrants will be recorded. The Trustee shall cause the register to be open at all reasonable times for inspection by the Company, the Underwriters and any Special Warrantholder.

  (b)
  The Special Warrants may only be transferred, in accordance with applicable laws and upon compliance with the conditions herein, on the register kept at the office of the Trustee pursuant to Subsection 2.2(a) by the Special Warrantholder (or its legal representatives or its attorney duly appointed) duly executing the Form of Transfer attached as Appendix 1 to the Special Warrant Certificate and complying with such other reasonable requirements as the

    Company and the Trustee may prescribe and such transfer shall be duly noted on the register by the Trustee.

  (c)
  Notwithstanding anything contained in this Indenture, in the Special Warrant Certificate or in any subscription agreements under which Special Warrants were issued and sold, the Trustee, relying solely on the Form of Transfer or such other reasonable requirements as the Company and Trustee may prescribe pursuant to Subsection 2.2(b) or this Subsection:

  (i)
  shall not register any transfer of a Special Warrant unless the transfer is made in compliance with Subsection 2.2(d), the Special Warrant is transferred outside the United States to a non-U.S. Person who properly completes, executes and delivers to the Trustee a certificate in the form attached as Appendix 4 to the Special Warrant Certificate; and

  (ii)
  shall not register any transfer of a Special Warrant if it has reasonable grounds to believe that such transfer is otherwise not in accordance with applicable law.

  (d)
  The Trustee shall not register a transfer of a Special Warrant to or in the name of a U.S. Person or the agent of any such U.S. Person or the name of a person who the Trustee has reasonable grounds to believe is in the United States or is a U.S. Person or the agent of a U.S. Person, unless the Company has received a written opinion of counsel or other evidence satisfactory to it that the transfer of Special Warrants by such person is in compliance with applicable United States Federal and State securities laws and the Company has provided a direction to the Trustee to proceed with such registration, subject to such terms or conditions, including legending the Special Warrant Certificates, as may be required at law.

  (e)
  Upon any transfer of Special Warrants in accordance with the provisions of this Indenture, the Company shall covenant and agree with the Trustee, on behalf of the transferee holder and with the transferee holder, that the transferee holder is a permitted assignee of the transferring holder and is entitled to the benefits of the covenant of the Company to be set forth under the heading "Contractual Right of Action for Rescission" in the Prospectus subject, in each case, to the restrictions and limitations described thereunder.

  (f)
  A person who furnishes evidence that he is, to the reasonable satisfaction of the Trustee:

  (i)
  the executor, administrator, heir or legal representative of the heirs of the estate of a deceased Special Warrantholder;

  (ii)
  a guardian, committee, trustee, curator or tutor representing a Special Warrantholder who is an infant, an incompetent person or a missing person; or

  (iii)
  a liquidator or, or a trustee in bankruptcy for, a Special Warrantholder,

    may, as hereinafter stated, by surrendering such evidence together with the Special Warrant Certificate in question to the Trustee (by delivery or mail as set forth in Section 9.1 hereof), and subject to such reasonable requirements as the Trustee may prescribe and all applicable securities legislation and requirements of regulatory authorities, become noted upon the register of Special Warrantholders. After receiving the surrendered Special Warrant Certificate and upon the person surrendering the Special Warrant Certificate meeting the requirements as hereinbefore set forth, the Trustee shall forthwith give written notice thereof together with confirmation as to the identity of the person entitled to become the holder to the Company. Forthwith after receiving written notice from the Trustee as aforesaid the Company shall, in accordance with the provisions of Section 2.6 hereof, cause a new Special Warrant Certificate to be issued and sent to the new holder and the Trustee shall alter the register of holders accordingly.

  (g)
  The Company and the Trustee shall deem and treat the registered holder of any Special Warrant as the absolute legal and beneficial owner thereof for all purposes, free from all equities or rights of set off or counterclaim between the Company and any previous holder of such Special Warrant, save in respect of equities of which the Company is required to take notice by statute or by order of a court of competent jurisdiction, and neither the Company nor the Trustee is affected by any notice to the contrary.

  (h)
  Subject to the provisions of this Indenture and applicable law, each Special Warrantholder is entitled to the rights and privileges attaching to the Special Warrants, and the issue of the Shares and Warrants comprising the Units by the Company on exercise of Special Warrants by any Special Warrantholder in accordance with the terms and conditions herein contained discharges all responsibilities of the Company and the Trustee with respect to such Special Warrants and neither the Company nor the Trustee is bound to inquire into the title of any such registered holder.

  (i)
  Notwithstanding any other provision of this Section 2.2, in connection with any transfer of Special Warrants, the transferor and transferee shall comply with all reasonable requirements of the Trustee as the Trustee may deem necessary to secure the obligations of the transferee of such Special Warrants with respect to the sale of such Special Warrants to the Company pursuant to Section 2.9.

2.3    Special Warrantholders Not Shareholders

        A Special Warrantholder is not deemed or regarded as a shareholder of the Company nor is such Special Warrantholder entitled to any right or interest except as is expressly provided in this Indenture and in the Special Warrant Certificates.

2.4    Signing of Special Warrants

        Any one director or officer of the Company shall sign the Special Warrant Certificates either manually or by facsimile signature and need not be under the seal of the Company. A facsimile signature upon any Special Warrant Certificate is, for all purposes hereof, deemed to be the signature of the person whose signature it purports to be and to have been signed at the time such facsimile signature is reproduced. If a person whose signature, either manually or in facsimile, appears on a Special Warrant Certificate is not a director or officer of the Company at the date of this Indenture or at the date of the countersigning and delivery of such Special Warrant Certificate, such fact does not affect in any way the validity of the Special Warrants or the entitlement of the Special Warrantholder to the benefits of this Indenture or of the Special Warrant Certificate.

2.5    Countersigning

        The Trustee shall certify the Special Warrant Certificates upon the written direction of the Company. No Special Warrant Certificate shall be issued, or if issued, is valid or exercisable or entitles the holder thereof to the benefits of this Indenture until the Special Warrant Certificate has been manually countersigned by the Trustee. The countersignature by or on behalf of the Trustee will be conclusive evidence as against the Company that the Special Warrant Certificate so countersigned has been duly issued hereunder and that the holder is entitled to the benefit hereof. The countersignature by or on behalf of the Trustee on any Special Warrant Certificate is not to be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Special Warrants or as to the performance by the Company of its obligations under this Indenture and the Trustee is in no way liable or answerable for the use made of the Special Warrants or the proceeds from the issuance thereof, except as specified by this Indenture. The countersignature by or on behalf of the Trustee is, however, a representation and warranty of the Trustee that the Special Warrant Certificate has been duly countersigned by or on behalf of the Trustee pursuant to the provisions of this Indenture.

2.6    Loss, Mutilation, Destruction or Theft of Special Warrants

        In case any of the Special Warrant Certificates issued and countersigned hereunder is mutilated or lost, destroyed or stolen, the Company, in its discretion, may issue and thereupon the Trustee will countersign and deliver a new Special Warrant Certificate of like date and tenor in exchange for and in place of the one mutilated, lost, destroyed or stolen and upon surrender and cancellation of such mutilated Special Warrant Certificate or in lieu of and in substitution for such lost, destroyed or stolen Special Warrant Certificate and the substituted Special Warrant Certificate entitles the holder thereof to the benefits hereof and ranks equally in accordance with its terms with all other Special Warrants issued hereunder.

        The Special Warrantholder applying for the issue of a new Special Warrant Certificate pursuant to this Section shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Company and the Trustee such evidence of ownership and of the loss, destruction or theft of the Special Warrant Certificate so lost, destroyed or stolen as is satisfactory to the Company in their discretion. The Company and the Trustee may also, as a condition precedent to issuing a new Special Warrant Certificate, require such applicant to furnish an indemnity and surety bond in amount and form satisfactory to the Company and Trustee in their discretion, and the applicant shall pay the reasonable charges of the Company and the Trustee in connection therewith.

2.7    Exchange of Special Warrants

        A Special Warrantholder may at any time prior to the Expiry Time, by written instruction delivered to the Trustee at the office of the Trustee set forth in Section 1.1, exchange his Special Warrant Certificates for Special Warrant Certificates evidencing Special Warrants in other denominations entitling the Special Warrantholder to acquire in the aggregate the same number of Units to which it was entitled to acquire under the Special Warrant Certificates so surrendered, in which case the Trustee may make a charge sufficient to reimburse it for any government fees or charges required to be paid and such reasonable fees as the Trustee may determine for every Special Warrant Certificate issued upon exchange. The Special Warrantholder surrendering such Special Warrant Certificate shall bear such fee and charge. Payment of the charges is a condition precedent to the exchange of the Special Warrant Certificate. The Company shall sign and the Trustee shall countersign all Special Warrant Certificates necessary to carry out exchanges as aforesaid.

2.8    Ranking

        All Special Warrants will have the same attributes and rank pari passu regardless of the date of actual issue.

2.9    Purchase of Special Warrants for Cancellation

        Subject to applicable law, the Company may, at any time or from time to time, purchase all or any of the Special Warrants in the market, by private contract or otherwise on such terms as the Company may determine. Any such purchase shall be made at the lowest price or prices at which, in the opinion of the directors, such Special Warrants are then obtainable plus reasonable costs of purchase. The Special Warrant Certificates representing the Special Warrants purchased hereunder by the Company shall immediately following purchase, be delivered to and cancelled by the Trustee and no Special Warrants shall be issued in substitution therefor.

3. COVENANTS OF THE COMPANY

        The Company represents, warrants, covenants and agrees with the Trustee for the benefit of the Trustee and Special Warrantholders as follows:

3.1    To Issue Special Warrants and Reserve Shares and Warrant Shares

        That it is duly authorized to create and issue the Special Warrants and that the Special Warrants, when issued and countersigned by the Trustee, will be valid and enforceable against the Company in accordance with their terms and the terms of this Indenture and that, subject to the provisions of this Indenture, the Company shall cause the Shares and Warrants comprising the Units from time to time acquired pursuant to the exercise or deemed exercise of Special Warrants and the certificates representing the Shares and Warrants which constitute such Units, to be duly issued and delivered in accordance with the terms of the Special Warrants and this Indenture without payment of additional consideration by the Special Warrantholders. The Company also represents and warrants that it is duly authorized to create and issue the Warrants and that the Warrants when issued and countersigned by the Trustee will be valid and enforceable against the Company, subject to and in accordance with the terms and conditions governing the Warrants as contained in the Warrant Indenture. At all times while any of the Special Warrants or Warrants are outstanding, the Company shall reserve and allot out of its authorized capital a number of Common Shares sufficient to enable the Company to meet its obligation to issue Shares in respect of the exercise or deemed exercise of all Special Warrants, and Warrant Shares in respect of the exercise of all Warrants outstanding from time to time. All Shares acquired pursuant to the exercise or deemed exercise of the Special Warrants shall be fully paid and non-assessable and free and clear of all encumbrances arising through or under the Company.

3.2    To Execute Further Assurances

        That it shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as may reasonably be required for the better accomplishing and effecting of the intentions and provisions of this Indenture.

3.3    To Carry On Business

        That subject to the express provisions hereof, it shall carry on and conduct and shall cause to be carried on and conducted its business in the same manner as heretofore carried on and conducted and in accordance with industry standards and good business practice, provided, however, that the Company or any Subsidiary of the Company may cease to operate or may dispose of any business, premises, property, assets or operation if in the opinion of the directors or officers of the Company or any Subsidiary of the Company, as the case may be, it would be advisable and in the best interests of the Company or any Subsidiary of the Company, as the case may be, to do so, and subject to the express provisions hereof, it shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, provided, however, that (subject to Article 4 hereof) nothing herein contained shall prevent the amalgamation, consolidation, merger, sale, winding-up or liquidation of the Company or any Subsidiary of the Company or the abandonment of any rights and franchises of the Company or any Subsidiary of the Company if, in the opinion of the directors or officers of the Company or any Subsidiary of the Company, as the case may be, it is advisable and in the best interest of the Company or of such Subsidiary of the Company to do so.

3.4    Reporting Issuer

        That the Company is presently a reporting issuer in the Designated Provinces and will use its best efforts to maintain its status as such in the Designated Provinces and in each other province in which the Company becomes a reporting issuer following the date hereof, and will make all requisite filings under applicable Canadian securities legislation and stock exchange rules to report the exercise of the right to acquire Units pursuant to the exercise of the Special Warrants.

3.5    Breach of Constating Documents

        That the issue and sale of the Special Warrants and the issue of the Shares, the Warrants and the Warrant Shares do not and will not result in a breach by the Company of, and so not or will not create a state of facts which, after notice or lapse of time or both, will result in a breach by the Company of, any applicable laws, and do not or will not conflict with any of the terms, conditions or provisions of the constating documents of the Company or the bylaws or resolutions of the Company or any trust indenture, loan agreement or any other agreement or instrument to which the Company or any Subsidiary is contractually bound as of the date of this Indenture.

3.6    Filing Prospectus and Related Matters

        That as soon as practicable following the Closing, the Company shall:

  (a)
  cause the preliminary prospectus in connection with the proposed distribution of the Shares and Warrants comprising the Units and any other documents required to be filed to be prepared and filed with each of the Commissions in accordance with all applicable securities laws in form and substance reasonably satisfactory to the Underwriters;

  (b)
  use its best efforts to file the preliminary prospectus in connection with the proposed distribution of the Shares and Warrants comprising the Units with the Commissions and to obtain receipts therefrom as soon as practicable following the Closing Date;

  (c)
  use its best efforts to file the Prospectus with the Commissions and to obtain receipts therefrom as soon as possible after the filing of such preliminary prospectus and, in any case, no later than the Qualification Deadline;

  (d)
  if the receipts for the Prospectus have not been issued by the Qualification Deadline, continue to use its reasonable best efforts to file and clear the Prospectus as soon as possible thereafter;

  (e)
  use its best efforts to ensure that the Shares issuable upon exercise of the Special Warrants and the Warrant Shares upon exercise of the Warrants will be listed and posted for trading on the Toronto Stock Exchange upon their issue;

  (f)
  promptly comply with all filing and other requirements under all applicable securities laws, including, where required by the Underwriting Agreement or any applicable securities laws, the filing of amendments to the Prospectuses with the Commissions;

  (g)
  upon issuance by the Commissions of receipts for the Prospectus, to cause the Prospectus to be delivered to each of the then registered holders of Special Warrants; and

  (h)
  following the issuance by the Commissions of receipts for the Prospectus, to maintain its status as a reporting issuer in the Designated Provinces for a period of not less than 12 months following the Closing Date and to comply with its obligations thereunder.

3.7    Notices to Trustee and Special Warrantholders

  (a)
  That upon the issuance of a receipt for the Prospectus by the last of the Commissions to do so, as contemplated in Section 3.6, on or before the Expiry Time, the Company shall forthwith, and in any event not later than the first Business Day thereafter:

  (i)
  give written notice to the Trustee, each holder of a Special Warrant and the Underwriters of the issuance of the receipts for the Prospectus by the Commissions and the date upon which the Special Warrants will be deemed to be exercised;

  (ii)
  deliver copies of the receipts for the Prospectus to the Trustee, each Special Warrantholder and the Underwriters; and

  (iii)
  provide written confirmation to the Trustee and the Underwriters of any adjustment that has been made pursuant to Article 4.

3.8    Securities Qualification Requirements

        That if any instrument is required to be filed with or any permission, order or ruling is required to be obtained from the Commissions or any other step is required under any federal or provincial law of the Designated Provinces before any securities or property which a Special Warrantholder is entitled to receive pursuant to the exercise or deemed exercise of a Special Warrant may properly and legally be delivered upon the due exercise or deemed exercise of a Special Warrant, including the Shares and

Warrants, the Company covenants that it shall use its best efforts to make such filing, obtain such permission, order or ruling and take all such action, at its expense, as is required or appropriate in the circumstances.

3.9    Maintain Listing

        That the Company will use its best efforts to maintain the listing of the Common Shares which are outstanding on the Toronto Stock Exchange and ensure that the Shares and Warrant Shares will be listed and posted for trading on such exchange simultaneously with or as soon as practicable following their issue.

3.10    Satisfy Covenants

        That the Company will comply with all covenants and satisfy all terms and conditions on its part to be performed and satisfied under this Indenture and the Underwriting Agreement.

3.11    Performance of Covenants by Trustee

        If the Company shall fail to perform any of its covenants contained in this Indenture and the Company has not rectified such failure within ten (10) Business Days after receiving notice of such failure by the Trustee, the Trustee may notify the Special Warrantholders of such failure on the part of the Company or may itself perform any of the covenants capable of being performed by it but, subject to Article 8, shall be under no obligation to perform said covenants or to notify the Special Warrantholders of such performance by it. No such performance, expenditure or advance by the Trustee shall relieve the Company of any default hereunder or of its continuing obligations under the covenants herein contained.

3.12    Trustee's Remuneration and Expenses

        The Company will pay the Trustee from time to time such reasonable remuneration for its services hereunder as may be agreed upon between the Company and the Trustee and will pay or reimburse the Trustee upon its request for all reasonable expenses and disbursements and advances properly incurred or made by the Trustee in the administration or execution of the trusts hereby created (including the reasonable compensation and disbursements of its counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee hereunder shall be finally and fully performed, except any such expense, disbursement advance as may arise from the gross negligence or wilful misconduct of the Trustee or of persons for whom the Trustee is responsible.

3.13    Trust for Special Warrantholder's Benefit

        The covenants of the Company to the Trustee provided for in this Indenture shall be held in trust by the Trustee for the benefit of the Special Warrantholders.

3.14    Notice to Special Warrantholders of Certain Events

        The Company covenants with the Trustee for the benefit of the Trustee and the Special Warrantholders that, so long as any of the Special Warrants are outstanding, it will not:

  (a)
  pay any dividend payable in shares of any class to the holders of its Shares or make any other distribution (other than a cash distribution made as a dividend out of retained earnings or contributed surplus legally available for the payment of dividends) to the holders of its Shares;

  (b)
  offer to the holders of its Shares rights to subscribe for or to purchase any Shares or shares of any class or any other securities, rights, warrants or options;

  (c)
  make any repayment of capital on, or distribution of evidences of indebtedness on, any of its assets (excluding cash dividends) to the holders of Shares;

  (d)
  amalgamate, consolidate or merge with any other person or sell or lease the whole or substantially the whole of its assets or undertaking;

  (e)
  effect any subdivision, consolidation or reclassification of its Shares; or

  (f)
  liquidate, dissolve or wind-up,

unless, in each such case, the Company will have given notice, in the manner specified in Section 9.2, to each Special Warrantholder, of the action proposed to be taken and the date on which (a) the books of the Company will close or a record will be taken for such dividend, repayment, distribution, subscription rights or other rights, warrants or securities, or (b) such subdivision, consolidation, reclassification, amalgamation, merger, sale or lease, dissolution, liquidation or winding-up will take place, as the case may be, provided that the Company will only be required to specify in the notice those particulars of the action as will have been fixed and determined at the date on which the notice is given. The notice will also specify the date as of which the holders of Shares of record will participate in the dividend, repayment, distribution, subscription of rights or other rights, warrants or securities, or will be entitled to exchange their Shares for securities or other property deliverable upon such reclassification, amalgamation, merger, sale or lease, other disposition, dissolution, liquidation or winding-up, as the case may be. The notice will be given, with respect to the actions described in subsections (a), (b), (c), (d), (e) and (f) above not less than 10 days prior to the record date or the date on which the Company's transfer books are to be closed with respect thereto.

3.15    Closure of Share Transfer Books

        The Company further covenants and agrees that it will not during the period of any notice given under Section 9 close its share transfer books or take any other corporate action which might deprive the Special Warrantholders of the opportunity of exercising their Special Warrants; provided that nothing contained in this Section 3.15 will be deemed to affect the right of the Company to do or take part in any of the things referred to in Section 3.14 or to pay cash dividends on the shares of any class or clauses in its capital from time to time outstanding.

4. ADJUSTMENT OF NUMBER OF UNITS

4.1    Adjustment of Number of Units

        The rights to acquire Shares and Warrants comprising the Units in effect at any date attaching to the Special Warrants are subject to adjustment from time to time as follows:

  (a)
  if and whenever at any time from the date hereof and prior to the Expiry Time, the Company:

  (i)
  subdivides, redivides or changes its outstanding Common Shares into a greater number of shares;

  (ii)
  consolidates, reduces or combines its outstanding Common Shares into a smaller number of shares; or

  (iii)
  issues Common Shares or securities exchangeable for or convertible to Common Shares ("convertible securities") to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend (other than the issue of Common Shares or convertible securities to such holders as Dividends paid in the Ordinary Course),

      (any of the above being a "Common Share Reorganization"), the number of Units issuable upon the exercise of each Special Warrant is adjusted immediately after the effective date of the Common Share Reorganization or on the record date for the issue of Common Shares or convertible securities by way of stock dividend, by multiplying the number of Units previously obtainable on the exercise of a Special Warrant by the fraction of which:

      (A)
      the numerator is the total number of Common Shares outstanding immediately after the effective or record date of the Common Share Reorganization, or, in the case of the issuance of exchangeable or convertible securities, the total number of Common Shares outstanding immediately after the effective or record date of the Common Share Reorganization plus the total number of Common Shares issuable upon conversion or exchange of such convertible securities; and

      (B)
      the denominator is the total number of Common Shares outstanding immediately prior to the applicable effective or record date of such Common Share Reorganization;

    and the Company and Trustee, upon receipt of notice pursuant to Section 4.3, shall make such adjustment successively whenever any event referred to in this Subsection 4.1(a) occurs and any such issue of Common Shares or convertible securities by way of a stock dividend is deemed to have occurred on the record date for the stock dividend for the purpose of calculating the number of outstanding Common Shares under this Subsection 4.1(a). To the extent that any convertible securities are not converted into or exchanged for Common Shares, prior to the expiration thereof, the number of Units obtainable under each Special Warrant shall be readjusted to the number of Units that is then obtainable based upon the number of Common Shares actually issued on conversion or exchange of such convertible securities;

  (b)
  if and whenever at any time from the date hereof and prior to the Expiry Time the Company shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Common Shares under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue ("Rights Period"), to subscribe for or acquire Common Shares at a price per share to the holder of less than 95% of the Current Market Price for the Common Shares on such record date (any of such events being called a "Rights Offering"), then the number of Units obtainable upon the exercise of each Special Warrant shall be adjusted effective immediately after the end of the Rights Period to a number determined by multiplying the number of Units obtainable upon the exercise thereof immediately prior to the end of the Rights Period by a fraction:

  (i)
  the numerator of which shall be the number of Common Shares outstanding after giving effect to the Rights Offering and including the number of Common Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering; and

  (ii)
  the denominator of which shall be the aggregate of:

  (A)
  the number of Common Shares outstanding as of the record date for the Rights Offering, and

  (B)
  a number determined by dividing (1) the product of the number of Common Shares issued or subscribed during the Rights Period upon the exercise of the rights, warrants, or options under the Rights Offering and the price at which such Common Shares are offered by (2) the Current Market Price of the Common Shares as of the record date for the Rights Offering;

  (c)
  if and whenever at any time from the date hereof and prior to the Expiry Time the Company shall issue or distribute to all or to substantially all of the holders of the Common Shares:

  (i)
  securities of the Company including rights, options or warrants to acquire shares of any class or securities exchangeable for or convertible into or exchangeable into any such shares or property or assets and including evidence of its indebtedness; or

  (ii)
  any property (including cash) or other assets,

    and if such issuance or distribution does not constitute Dividends paid in the Ordinary Course, a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a "Special Distribution"), the number of Units obtainable upon the exercise of each Special Warrant shall be adjusted effective immediately after the record date at which the holders of affected Common Shares are determined for purposes of the Special Distribution to a number determined by multiplying the number of Units obtainable upon the exercise thereof in effect on such record date by a fraction:

    (iii)
    the numerator of which shall be the number of Common Shares outstanding on such record date multiplied by the Current Market Price of the Common Shares on such record date; and

    (iv)
    the denominator of which shall be:

    (A)
    the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date, less

    (B)
    the excess, if any, of (1) the fair market value on such record date, as determined by action by the directors (whose determination shall be conclusive), to the holders of the Common Shares of such securities or property or other assets so issued or distributed in the Special Distribution over (2) the fair market value of the consideration received therefor by the Company from the holders of the Common Shares, as determined by action by the directors (whose determination shall be conclusive);

  (d)
  if and whenever at any time from the date hereof and prior to the Expiry Time, there is a reclassification of the Common Shares or a change in the Common Shares into other shares or securities, or a capital reorganization of the Company other than as described in Subsection 4.1(a) or the triggering of a shareholders' rights plan or a consolidation, amalgamation, arrangement or merger of the Company with or into any other body corporate, trust, partnership or other entity, or a transfer, sale or conveyance of the property and assets of the Company as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, any of such events being referred to as a "Capital Reorganization", every Special Warrantholder who has not exercised its right of acquisition, as at the effective date of such Capital Reorganization is entitled to receive upon exercise in accordance with the terms and conditions hereof and shall accept, in lieu of the number of Units obtainable under the Special Warrants to which it was previously entitled, the kind and number of Units or other securities or property of the Company that the Special Warrantholder would have been entitled to receive on such Capital Reorganization, if, on the record date or the effective date thereof, as the case may be, the Special Warrantholder had been the registered holder of the number of Units obtainable upon the exercise of Special Warrants then held, subject to adjustment thereafter in accordance with provisions of the same, as nearly as may be possible, as those contained in this Section 4.1. The Company shall not carry into effect any action requiring an adjustment pursuant to this Subsection 4.1(d) unless all necessary steps have been taken so that the Special Warrantholders are thereafter entitled to receive such kind and number of Units, other securities or property. The Company will not enter into a Capital Reorganization unless its successor, or the purchasing body corporate, partnership, trust or other entity, as the case may be, prior to or contemporaneously with any such Capital Reorganization, enters into an indenture which provides, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the Special Warrantholders to the end that the provisions set forth in this Indenture are correspondingly made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which a Special Warrantholder is entitled on the exercise of his acquisition rights thereafter. An indenture entered into by the Company pursuant to the provisions of this Subsection 4.1(d) is deemed a supplemental indenture entered into pursuant to the provisions of Article 7. An indenture entered into between the Company, any successor to the Company or any purchasing body corporate, partnership, trust or other entity and the Trustee must provide for adjustments which are as nearly equivalent as may be practicable to the adjustments provided in this Section 4.1 and which apply to successive Capital Reorganizations;

  (e)
  where this Section 4.1 requires that an adjustment becomes effective immediately after a record date or effective date, as the case may be, for an event referred to herein, the Company may defer, until the occurrence of that event, issuing to the Special Warrantholder exercising his acquisition rights after the record date or effective date, as the case may be and before the occurrence of that event the adjusted number of Units, other securities or property issuable upon the exercise or deemed exercise of the Special Warrants by reason of the adjustment required by that event. If the Company relies on this Subsection 4.1(e) to defer issuing an adjusted number of Units, other securities or property to a Special Warrantholder, the Special Warrantholder has the right to receive any distributions made on the adjusted number of Units, other securities or property declared in favour of holders of record on and after the date of exercise or such later date as the Special Warrantholder would but for the provisions of this Subsection 4.1(e), have become the holder of record of the adjusted number of Units, other securities or property;

  (f)
  the adjustments provided for in this Section 4.1 are cumulative. After any adjustment pursuant to this Section 4.1, the term "Units" where used in this Indenture is interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section, the Special Warrantholder is entitled to receive upon the exercise of his Special Warrant, and the number of Units obtainable in any exercise made pursuant to a Special Warrant is interpreted to mean the number of Units or other property or securities a Special Warrantholder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Section 4.1, upon the full exercise of a Special Warrant;

  (g)
  notwithstanding anything in this Article 4, no adjustment shall be made in the acquisition rights attached to the Special Warrants if the issue of Common Shares is being made in connection with the exercise of the Warrants pursuant to this Indenture or pursuant to any stock option or stock purchase plan in force from time to time for directors, officers or employees of the Company;

  (h)
  in the event of a question arising with respect to the adjustments provided for in this Section 4.1, that question shall be conclusively determined by the Company's auditors who shall have access to all necessary records of the Company, and a determination by the Company's auditors is binding upon the Company, the Trustee, all Special Warrantholders and all other persons interested therein; and

  (i)
  no adjustment in the number of Units obtainable upon exercise of Special Warrants shall be made in respect of any event described in this Section 4.1, other than the events referred in clauses (i) and (ii) of subsection (a) thereof, if the Special Warrantholders are entitled to participate in such event on the same terms, mutatis mutandis, as if the Special Warrantholders had exercised their Special Warrants prior to or on the effective date or record date of such event.

4.2    Proceedings Prior to any Action Requiring Adjustment

        As a condition precedent to the taking of any action which requires an adjustment in any of the acquisition rights pursuant to the Special Warrants, including the number of Units obtainable upon the exercise or deemed exercise thereof, the Company shall take any corporate action which may in its opinion be necessary in order that the Company or any successor to the Company has unissued and reserved Common Shares in its authorized capital and may validly and legally issue as fully paid and non-assessable all the Shares and Warrant Shares and may validly and legally deliver all other securities or property which the Special Warrantholders are entitled to receive on the full exercise of the Special Warrants in accordance with the provisions hereof.

4.3    Certificate of Adjustment

        The Company shall from time to time immediately after the occurrence of any event which requires an adjustment as provided in Section 4.1, deliver a notice to the Special Warrantholders and the Trustee specifying the nature of the event requiring the adjustment, the amount of the adjustment necessitated thereby, and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based.

4.4    No Action After Notice

        The Company covenants with the Trustee that it will not close its transfer books or take any other corporate action which might deprive the holder of a Special Warrant of the opportunity of exercising the Special Warrants during the period of 14 days after giving of the notice set forth in Section 4.3 hereof and 4.6 hereof.

4.5    Protection of Trustee

        The Trustee:

  (a)
  is not at any time under any duty or responsibility to a Special Warrantholder to determine whether any facts exist which require any adjustment contemplated by Section 4.1, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

  (b)
  is not accountable with respect to the validity or value (or the kind or amount) of any shares or other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Special Warrant;

  (c)
  is not responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver certificates for the Shares and Warrants comprised in the Units upon the surrender of any Special Warrants for the purpose of the exercise of such rights or to comply with any of the covenants contained in this Article 4; and

  (d)
  shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Company of any of the representations, warranties or covenants herein contained or of any acts of the agents or servants of the Company.

4.6    Notice of Special Matters

        The Company covenants with the Trustee that so long as any Special Warrants remain outstanding it will give 14 days prior written notice in the manner provided for in Article 9 to the Trustee, each Special Warrantholder and to the Underwriters of any event which requires an adjustment to the subscription rights attaching to any of the Special Warrants pursuant to this Article 4. The Company covenants and agrees that such notice shall contain the particulars of such event in reasonable detail and, if determinable, the required adjustment in the manner provided for in Article 9. The Company further covenants and agrees that it shall promptly, as soon as the adjustment calculations are reasonably determinable, file a certificate of the Company with the Trustee showing how such adjustment shall be computed.

5. EXERCISE AND CANCELLATION OF SPECIAL WARRANTS

5.1    Notice of Prospectus to Special Warrantholders

        Upon receipt of a written notice pursuant to Section 3.7, the Trustee shall forthwith give notice to the Special Warrantholders, which notice will include a statement that any Special Warrants not exercised prior to the Expiry Time will be deemed to be exercised pursuant to Section 5.3.

5.2    Voluntary Exercise of Special Warrants

        A Special Warrantholder may, at any time before the Expiry Time, exercise all or any number of the Special Warrants outstanding which are then held by the Special Warrantholder, by surrendering to the Trustee the Special Warrant Certificate or certificates representing the number of Special Warrants to be exercised, together with a duly completed and executed exercise form(s) in the form attached as Appendix 2 to the Special Warrant Certificate(s) in accordance with the instructions attached as Appendix 3 to the Special Warrant Certificate and subject to compliance with such requirements as the Trustee may reasonably impose to permit the tracking of such exercises from time to time. Voluntary exercise, at a time when the Company has not received receipts for the Prospectus from the Commissions or the Company has received receipts for the Prospectus from the Commissions but the Prospectus has not been delivered to the Special Warrantholder, is subject to compliance with and may be restricted by the securities laws of the Designated Provinces and is further subject to the Special Warrantholders providing such assurances and executing such documents as may, in the reasonable opinion of the Company or the Trustee, be required to ensure compliance with applicable securities legislation. If, at the time of the voluntary exercise of the Special Warrants pursuant to this Section 5.2, there remain restrictions on resale under applicable securities legislation on the Shares and Warrants so acquired, the Company, may, if required on the advice of counsel, endorse the certificates representing the Shares and Warrants with respect to those restrictions. Upon the voluntary exercise of Special Warrants pursuant to this Section 5.2, the Trustee shall promptly thereafter and in any event within three Business Days:

  (a)
  send by registered mail certificates for Shares and Warrants to the address of the Special Warrantholder specified in the register of Special Warrants;

  (b)
  if so specified, deliver certificates for Shares and Warrants to the Special Warrantholder at the principal office of the Trustee in Vancouver, British Columbia; or

  (c)
  send by insured mail certificates for the Shares and Warrants to the address of the Special Warrantholder specified in writing by the Special Warrantholder to the Trustee.

        The exercise form attached to the Special Warrant Certificate shall not be deemed to be duly completed if the name and mailing address of the holder do not appear legibly on such exercise form and such exercise form is not signed by the Special Warrantholder, his executor, administrator or other legal representative of such holder's attorney duly appointed.

        If any of the Warrant Shares in respect of which the Special Warrants are exercised are to be issued to a person or persons other than the Special Warrantholder in accordance with the provisions of Section 5.2 hereof, the Special Warrantholder shall pay to the Trustee all requisite stamp or security transfer taxes or other governmental charges eligible in connection with the issue of such Special

Warrant Shares to such other person or persons or shall establish to the satisfaction of the Trustee that such taxes and charges have been paid.

5.3    Deemed Exercise of Special Warrants

        Any Special Warrants not exercised by the Warrantholder pursuant to Section 5.2 prior to the Expiry Time will be deemed to have been exercised immediately prior to the Expiry Time and surrendered by the Special Warrantholders without any further action on the part of the Special Warrantholder. In that event, the Trustee shall, within three Business Days thereafter, mail or deliver certificates for the Shares and Warrants issued upon deemed exercise of the Special Warrants, registered in the name of the Special Warrantholders, to the addresses of the Special Warrantholders as specified in the register for the Special Warrants or to such address as the Special Warrantholder may specify in writing to the Trustee.

        The Trustee shall not issue or register Share or Warrants or the certificates representing such Shares or Warrants on the deemed exercise of Special Warrants to or in the name of any person who the Trustee has reasonable ground to believe is in the United States or is a U.S. Person or the agent of a U.S. Person, unless the Company and the Trustee have received a written opinion of counsel or other evidence satisfactory to them that the acquisition of the Shares and Warrants by such person is in compliance with applicable United States federal and state securities law and the Company has provided a direction to the Trustee to proceed with such issue or registration, subject to such terms and conditions, including legending the Share and Warrant, as may be required by laws.

5.4    Effect of Exercise of Special Warrants

        Upon the exercise or deemed exercise of the Special Warrants as provided in either Section 5.2 or 5.3, each Special Warrantholder is, at that time, deemed to have become the holder or holders of record of the Shares and Warrants comprised in the Units, in respect of which such Special Warrantholder's Special Warrants are exercised or are deemed to have been exercised. Subject to Subsection 4.1(e), the Shares comprised in the Units and issued upon the valid and voluntary exercise of Special Warrants by a Special Warrantholder will be entitled only to dividends declared in favour of shareholders of record on and after the Closing Date until the date of exercise, from which date such Shares are for all purposes and are deemed to be issued and outstanding as fully paid and non-assessable Common Shares.

5.5    Partial Exercise

        Any Special Warrantholder may acquire a number of Shares and Warrants less than the number of Shares and Warrants which the holder is entitled to acquire pursuant to the surrendered Special Warrant Certificate(s). In the event of any exercise of a number of Special Warrants less than the number which the holder is entitled to exercise, the Special Warrantholder upon such exercise shall, in addition, be entitled to receive, without charge therefor, a new Special Warrant Certificate(s) in respect of the balance of the Special Warrants represented by the surrendered Special Warrant Certificate(s) and which were not then exercised.

5.6    Special Warrants Void After Exercise Time

        After the exercise or deemed exercise of a Special Warrant as provided in either Section 5.2 or 5.3, the holder of a Special Warrant Certificate representing the Special Warrant so exercised no longer has any rights either under this Indenture or the Special Warrant Certificate, other than, in the case of exercise under Section 5.2 or 5.3, the right to receive certificates representing its Shares and Warrants comprised in the Units, and the Special Warrant is void and of no value or effect.

5.7    Fractions of Units

  (a)
  Where a Special Warrantholder is entitled to receive, as a result of the adjustments provided for in Section 4.1 or otherwise, on the exercise or partial exercise of its Special Warrants a fraction of a Share or Warrant comprised in a Unit, such right may only be exercised in respect of such fraction in combination with another Special Warrant or other Special Warrants which in the aggregate entitle the Special Warrantholder to receive a whole number of Shares or Warrants; and

  (b)
  If a Special Warrantholder is not able to, or elects not to, combine Special Warrants so as to be entitled to acquire a whole number of Units, the Special Warrantholder may not exercise the right to acquire a fractional Share or Warrant, and, as a result, has the right to acquire only that number of Shares and Warrants equal to the next lowest whole number of Shares and Warrants.

5.8    Accounting and Recording

        The Trustee shall promptly notify the Company with respect to Special Warrants exercised. The Trustee shall record the particulars of the Special Warrants exercised which include the name or names and addresses of the persons who become holders of Shares and Warrants comprised in Units on exercise pursuant to this Article 5 and the number of Shares and Warrants issued. Within three Business Days of the exercise of each Special Warrant pursuant to Section 5.2, the Trustee shall provide those particulars in writing to the Company.

5.9    Escrow Funds

        The Company hereby deposits with the Trustee, and the Trustee hereby acknowledges receipt of, the Escrow Funds and the Trustee agrees to hold the Escrow Funds in trust upon and subject to the following irrevocable authorizations and instructions, and the Company hereby irrevocably authorizes and instructs the Trustee as follows:

  (a)
  Except in accordance with clause (b)(i) below, the Trustee shall not release any of the Escrow Funds prior to the earlier of the Clearance Date and August 10, 2003. Pending disbursement of the Escrow Funds as set out below, the Trustee will hold, invest and reinvest the Escrow Funds in short term interest bearing or discount obligations issued by or guaranteed by the Government of Canada or a Schedule I or Schedule II Canadian Chartered Bank, as determined by the Company from time to time. Failing such determination by the Company, the Escrow Funds will be invested or reinvested in treasury bills issued by the Government of Canada (the "Qualified Investments") for such term or terms as are then available. All Qualified Investments will, if registrable, be registered in the name of the Trustee, and if in bearer form shall be physically held by the Trustee or its agent pending their realization and shall be retained by the Trustee in safekeeping in Vancouver to be held in trust by the Trustee on behalf of the persons who have an interest therein pursuant to this Indenture.

  (b)
  The Trustee will release the Escrow Funds to the Company as follows:

  (i)
  If any Special Warrantholder voluntarily exercises his Special Warrants pursuant to Section 5.2 on or before the Qualification Deadline, the Trustee will forthwith realize on the Qualified Investments and disburse the Escrow Funds relating to the Special Warrants being exercised together with all interest earned thereon, to the Company.

  (ii)
  Any Escrow Funds remaining in Escrow on the earlier of the Clearance Date and August 10, 2003 will be paid to the Company.

5.10    Issuance of Special Warrants

  (a)
  All Special Warrant Certificates originally issued to U.S. Persons and all Special Warrant Certificates issued in exchange therefor as well as certificates representing the underlying Shares and Share Purchase Warrants issuable upon exercise or deemed exercise of any Special Warrants represented by any such Special Warrant Certificate or in substitution thereof will bear the following legend (the "U.S. Legend"):

      "THESE SPECIAL WARRANTS HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THE SPECIAL WARRANTS, AGREES FOR THE BENEFIT OF THE COMPANY THAT THE SPECIAL WARRANTS MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL, OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE COMPANY.";

        provided that if the Special Warrants are being sold in a transaction meeting the requirements of Rule 904 of Regulation S under the 1933 Act, the U.S. Legend may be removed by providing a declaration to the transfer agent for the Securities, as transfer agent for the Special Warrants, Shares or Share Purchase Warrants, as the case may be, to the following effect (or as the Company may prescribe from time to time):

    The undersigned (A) acknowledges that the sale of the securities to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act") and (B) certifies that (1) the offer of such securities was not made to a person in the United States, or the seller and any person acting on its behalf reasonably believes that the buyer was outside the United States or, (2) neither the seller nor any person acting on its behalf engaged in any directed selling efforts in the United States in connection with the offer and sale of such securities, (3) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the 1933 Act), (4) the seller does not intend to replace the securities sold in reliance on Rule 904 with fungible unrestricted securities (5) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act and (6) the undersigned is not an "affiliate" (as defined in Rule 405 under the 1933 Act) of the Company. Terms used herein have the meanings given to them by Regulation S.

        In order to ensure compliance with applicable United States securities laws, no direct or indirect transfer or sale of Special Warrants bearing the U.S. Legend may be made except in compliance with the U.S. Legend or unless otherwise determined by the Company to be in accordance with applicable Canadian securities legislation.

  (b)
  All Special Warrant Certificates and all certificates issued in exchange therefor or in substitution thereof will have the following additional legend endorsed thereon:

      "UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE AUGUST 11, 2003"

5.11    Issuance of Shares

        All certificates for Shares issued prior to the earlier of the Clearance Date and August 10, 2003 will have the following legend endorsed thereon:

      "UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE AUGUST 11, 2003"

5.12    Issuance of Warrants and Warrant Shares

        All certificates for Warrants and Warrant Shares issued prior to the earlier of the Clearance Date and August 10, 2003 will have the following legend endorsed thereon:

      "UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE AUGUST 11, 2003"

5.13    Securities Restrictions

        Notwithstanding anything herein contained, in the event that the Special Warrants are exercised pursuant to and in accordance with the provisions of Section 5.2 prior to the issuance of a receipt for the Prospectus by the Commissions, the certificates representing the Shares and Warrants thereby issued will bear such legend as may, in the opinion of counsel to the Company, acting reasonably, be necessary in order to avoid a violation of any applicable securities laws or to comply with the requirements of any stock exchange on which the Common Shares are listed, provided that, if at any time, in the opinion of counsel to the Company, such legends are no longer necessary in order to avoid violation of such laws, or the holder of any such legended certificates representing Shares or Warrants, as the case may be, at the holder's expense, provides the Company with evidence satisfactory in form and substance to the Company (which may include an opinion of counsel satisfactory to the Company) to the effect that such holder is entitled to sell or otherwise transfer such Shares and Warrants in a transaction in which such legends are not required, such legended certificates representing Shares or Warrants may thereafter be surrendered to the Trustee in exchange for a certificate which does not bear such legend.

6. MEETINGS OF SPECIAL WARRANTHOLDERS

6.1    Definitions

        In this Article 6 or otherwise in this Indenture:

  (a)
  "Adjourned Meeting" means a meeting adjourned in accordance with Section 6.8;

  (b)
  "Extraordinary Resolution" means a resolution proposed to be passed as an extraordinary resolution at a Meeting duly convened for that purpose and held in accordance with the provisions of this Article 6, and carried by not less than 2/3 of the votes cast on such resolution; and

  (c)
  "Meeting" means a meeting of the Special Warrantholders.

6.2    Convening Meetings

        The Trustee or the Company may convene a Meeting at any time at the expense of the Company. Upon receipt of a written requisition signed in one or more counterparts by Special Warrantholders having the right to acquire not less than 25% of the Units which may be acquired hereunder, the Trustee or the Company shall convene a Meeting, provided that adequate provision has been made by the Company or the Special Warrantholders for the costs of convening and holding a Meeting. If the Trustee or the Company fails to convene the Meeting within 15 Business Days after being duly requisitioned to do so, the Special Warrantholders having the right to acquire not less than 25% of the Units which may be acquired hereunder may themselves convene a Meeting, the notice for which must be signed by a person that those Special Warrantholders specify, provided that the Trustee and Company receive notice of the Meeting in accordance with Section 6.4. A written requisition must state, generally, the reason for the Meeting and business to be transacted at the Meeting.

6.3    Place of Meeting

        Every Meeting must be held in Vancouver, British Columbia or at such other place that the Trustee and Company approve.

6.4    Notice

        The Trustee or the Company, as the case may be, shall give written notice of each Meeting to each Special Warrantholder, the Trustee (unless the Meeting has been called by the Trustee) the Underwriters and the Company (unless the Meeting has been called by the Company) in the manner specified in Article 9 at least 25 days before the date of the Meeting. The Trustee shall give written notice of each Adjourned Meeting to each Special Warrantholder in the manner specified in Article 9 at least 7 days before the date of the Adjourned Meeting. The notice for a Meeting must state the time and place of the Meeting and, generally, the reason for the Meeting and the business to be transacted at the Meeting, together with such additional information as may be required to sufficiently inform the Special Warrantholders regarding the business to be transacted at the Meeting. The notice for an Adjourned Meeting must state the time and place of the Adjourned Meeting but need not specify the business to be transacted at an Adjourned Meeting. The accidental omission by the Trustee or the Company, as the case may be, to give notice of a Meeting or an Adjourned Meeting to a Special Warrantholder does not invalidate a resolution passed at a Meeting or Adjourned Meeting.

6.5    Persons Entitled to Attend

        The Company and the Underwriters may and the Trustee shall, each by its authorized representatives, attend every Meeting and Adjourned Meeting but neither the Company, the Underwriters nor the Trustee has the right to vote. The legal advisors of the Company, the Trustee, and any Special Warrantholders, respectively, may also attend a Meeting or Adjourned Meeting but do not have the right to vote, unless they have the right to vote as a Special Warrantholder.

6.6    Quorum

        A quorum for a Meeting of the Special Warrantholders shall consist of two or more persons present in person and owning or representing by proxy the right to acquire, not less than 25% of the Units upon exercise of the Special Warrants.

6.7    Chairman

        The Trustee shall nominate a natural person as the chairman of a Meeting or Adjourned Meeting. If the person so nominated is not present within 15 minutes after the time set for holding the Meeting or Adjourned Meeting, the Special Warrantholders and proxies for Special Warrantholders present shall choose one of their number to be chairman. The chairman may vote any Special Warrants for which he or she is the registered holder.

6.8    Power to Adjourn

        The chairman of any Meeting at which a quorum of the Special Warrantholders is present may, with the consent of the Meeting, adjourn any such meeting. Notice of such adjournment will be given in accordance with Section 6.4 with such other requirements, if any, as the Meeting may prescribe.

6.9    Adjourned Meeting

        If a quorum of the Special Warrantholders is not present within 30 minutes after the time fixed for holding a Meeting, the Meeting stands adjourned to a date not less than 10 calendar days and not more than 30 calendar days later, at a place determined in accordance with Section 6.3, and at a time specified by the chairman. The Trustee shall promptly and in accordance with Section 6.4 send a notice of the Adjourned Meeting to each Special Warrantholder and the Company. At an Adjourned Meeting, two or more Special Warrantholders or persons representing Special Warrantholders by proxy constitutes a quorum for the transaction of business for which the Meeting was convened.

6.10    Show of Hands

        Subject to a poll and except as otherwise required herein, every question submitted to a Meeting or Adjourned Meeting, except an Extraordinary Resolution, shall be decided, in the first instance, by the majority of votes in a show of hands. If the vote is tied, the chairman does not have a casting vote and the motion will not be carried. On a show of hands, each Special Warrantholder present in person or represented by proxy and entitled to vote is entitled to one vote for every Special Warrant then outstanding of which such Special Warrantholder is the registered owner.

6.11    Poll

        When requested by a Special Warrantholder acting in person or by the proxy representing the Special Warrantholder, and on every Extraordinary Resolution, the chairman of a Meeting or Adjourned Meeting shall request a poll on a question submitted to the meeting. Except as otherwise required herein, if a question has been put to a poll, that question shall be decided by the affirmative vote of not less than a majority of the votes given on the poll. If the vote is tied, the motion shall not be carried. On a poll, each Special Warrantholder or person representing a Special Warrantholder shall be entitled to one vote for every Unit which he or she is entitled to acquire upon exercise of the Special Warrants of which he is the registered holder. A declaration made by the chairman that a resolution has been carried or lost is conclusive evidence thereof. In the case of joint registered Special Warrantholders, any one of them present in person or represented by proxy may vote in the absence of the other or others but when more than one of them is present in person or by proxy, they may only vote together in respect of the Special Warrants of which they are joint registered holders.

6.12    Regulations

        Subject to the provisions of this Indenture, the Trustee, or the Company with the approval of the Trustee, may from time to time make and, thereafter, vary regulations not contrary to the provisions of this Indenture as it deems fit providing for and governing the following:

  (a)
  setting a record date for a Meeting for determining Special Warrantholders entitled to receive notice of and vote at a Meeting;

  (b)
  voting by proxy, the form of instrument appointing a proxy, the manner in which a proxy instrument must be executed, and the production of the authority of any person signing an instrument of a proxy on behalf of a Special Warrantholder;

  (c)
  lodging and the means of forwarding the instruments appointing proxies, and the time before a Meeting or Adjourned Meeting by which an instrument appointing a proxy must be deposited;

  (d)
  the form of the instrument of proxy; and

  (e)
  any other matter relating to the conduct of a meeting of Special Warrantholders.

        A regulation so made is binding and effective and votes given in accordance with such a regulation are valid. The Trustee may permit Special Warrantholders to make proof of ownership in the manner the Trustee approves.

6.13    Powers of Special Warrantholders

        By Extraordinary Resolution passed pursuant to this Article 6, the Special Warrantholders may:

  (a)
  agree to any modification, abrogation, alteration, compromise, or arrangement of the rights of the Special Warrantholders whether arising under this Indenture, or otherwise at law, including the rights of the Trustee in its capacity as trustee hereunder or on behalf of the Special Warrantholders against the Company, which has been agreed to by the Company;

  (b)
  direct and authorize the Trustee to exercise any discretion, power, right, remedy or authority given to it by or under this Indenture in the manner specified in such resolution or to refrain from exercising any such discretion, power, right, remedy, or authority;

  (c)
  direct the Trustee to enforce any covenant or obligation on the part of the Company contained in this Indenture or to waive any default by the Company in compliance with any provision of this Indenture either unconditionally or upon any conditions specified in such resolution;

  (d)
  assent to any change in or omission from the provisions contained in this Indenture or the Special Warrant Certificates or any ancillary or supplemental instrument which is agreed to by the Company, and to authorize the Trustee to concur in and execute any ancillary or supplemental indenture embodying the change or omission;

  (e)
  without limiting the generality of Subsections 6.13(a) and (d), assent to an extension of time thereunder;

  (f)
  with the consent of the Company, remove the Trustee or its successor in office and to appoint a new registrar and trustee to take the place of the Trustee so removed;

  (g)
  upon the Trustee being furnished with an indemnity that is, in its discretion, sufficient, require the Trustee to enforce any covenant of the Company contained in this Indenture or the Special Warrant Certificates, or to enforce any right of the Special Warrantholders in any manner specified in such Extraordinary Resolution, or to refrain from enforcing any such covenant or right;

  (h)
  restrain any Special Warrantholder from instituting or continuing any suit or proceeding against the Company for the enforcement of a covenant on the part of the Company contained in this Indenture or any of the rights conferred upon the Special Warrantholders as set out in this Indenture or the Special Warrant Certificates;

  (i)
  direct a Special Warrantholder who, as such, has brought a suit, action or proceeding to stay or discontinue or otherwise deal with the same upon payment of the costs, charges, and expenses reasonably and properly incurred by such Special Warrantholder in connection therewith;

  (j)
  waive and direct the Trustee to waive a default by the Company in complying with any of the provisions of this Indenture or the Special Warrant Certificate either unconditionally or upon any conditions specified in such Extraordinary Resolution;

  (k)
  assent to a compromise or arrangement with a creditor or creditors or a class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Company; or

  (l)
  amend, alter, or repeal any Extraordinary Resolution previously passed pursuant to this Section 6.13.

6.14    Powers Cumulative

        Any one or more of the powers or any combination of the powers in this Indenture stated to be exercised by the Special Warrantholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Special Warrantholder to exercise such power or combination of powers then or thereafter from time to time.

6.15    Minutes of Meetings

        The Trustee shall make and maintain minutes and records of all resolutions and proceedings at a Meeting or Adjourned Meeting at the expense of the Company and shall make available those minutes and records at the office of the Trustee for inspection by a Special Warrantholder or his authorized representative and the Underwriters at reasonable times. If signed by the chairman of the Meeting or by the chairman of the next succeeding Meeting of the Special Warrantholders, such minutes shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such Meeting in respect of which minutes shall have been made shall be deemed to have been duly convened and held, and all the resolutions passed thereat or proceedings taken shall be deemed to have been duly passed and taken.

6.16    Written Resolutions

        Notwithstanding the foregoing, a written resolution or instrument signed in one or more counterparts by the Special Warrantholders holding the right to acquire not less than a majority of the Units which may be acquired hereunder in the case of a resolution, or not less than 2/3 of the Units which may be acquired hereunder in the case of a Extraordinary Resolution, is deemed to be the same as, and to have the same force and effect as, a resolution or Extraordinary Resolution, as the case may be, duly passed at a Meeting or Adjourned Meeting.

6.17    Binding Effect

        A resolution of the Special Warrantholders passed pursuant to this Article 6 is binding upon all Special Warrantholders. Upon the passing of a Special Warrantholder's resolution at a meeting of the Special Warrantholders, or upon the signing of a written resolution or instrument pursuant to Section 6.16 and delivery by the Company to the Trustee of an original, certified or notarial copy, or copies, of such resolution as executed or passed by the Special Warrantholders, the Trustee is entitled to and shall give effect thereto.

6.18    Holdings by the Company or Subsidiaries of the Company Disregarded

        In determining whether Special Warrantholders holding Special Warrants evidencing the required number of Common Shares which may be acquired pursuant to the exercise of the Special Warrants are present at a meeting of Special Warrantholders for the purpose of determining a quorum or have concurred in any consent, waiver, resolution, Extraordinary Resolution or other action under this Indenture, Special Warrants owned legally or beneficially by the Company or any subsidiary of the Company shall be disregarded.

7. SUPPLEMENTAL INDENTURES, MERGER, SUCCESSORS

7.1    Provision for Supplemental Indentures for Certain Purposes

        From time to time the Company shall, when authorized by the directors of the Company, and the Trustee may, subject to the provisions of this Indenture, execute and deliver by their proper officers, deeds, indentures or instruments supplemental hereto, which thereafter form part hereof for any one or more or all of the following purposes:

  (a)
  adding to the provisions hereof such additional covenants, enforcement provisions, and release provisions (if any) as in the opinion of counsel acceptable to the Company and the Trustee are necessary or advisable, provided the same are not, in the opinion of counsel to the Trustee prejudicial to the interests of the Special Warrantholders;

  (b)
  adding to the covenants of the Company in this Indenture for the protection of the Special Warrantholders;

  (c)
  evidencing any succession, (or successive successions), of other companies to the Company and the covenants of, and obligations assumed by, such successor (or successors) in accordance with the provisions of this Indenture;

  (d)
  setting forth any adjustments resulting from the application of the provisions of Article 4;

  (e)
  making such provisions not inconsistent with this Indenture as may be deemed necessary or desirable with respect to matters or questions arising hereunder, provided that such provisions are not, in the opinion of counsel to the Trustee, prejudicial to the interests of the Special Warrantholders;

  (f)
  giving effect to an Extraordinary Resolution;

  (g)
  to rectify any ambiguity, defective provision, clerical omission or mistake or manifest or other error contained herein or in any deed or indenture supplemental or ancillary hereto provided that, in the opinion of the counsel to the Trustee, the rights of the Special Warrantholders are not prejudiced thereby;

  (h)
  adding to or altering the provisions hereof in respect of the transfer of Special Warrants, making provision for the exchange of Special Warrant Certificates of different denominations, and making any modification in the form of the Special Warrant Certificate which does not affect the substance thereof; or

  (i)
  for any other purpose not inconsistent with the provisions of this Indenture, provided that the rights of the Special Warrantholders are in no way prejudiced thereby.

7.2    Company May Consolidate, etc. on Certain Terms

        Subject to Subsection 4.1(d), nothing in this Indenture prevents any consolidation, amalgamation, arrangement or merger of the Company with or into any other body corporate or bodies corporate, or a conveyance or transfer of all or substantially all the properties and assets of the Company as an entirety to any body corporate lawfully entitled to acquire and operate the same, provided, however, that the body corporate formed by such consolidation, amalgamation, arrangement or into which such merger has been made, or which has acquired by conveyance or transfer all or substantially all the properties and assets of the Company as an entirety in circumstances resulting in the Special Warrantholders being entitled to receive property from or securities of such body corporate, shall execute prior to or contemporaneously with such consolidation, amalgamation, arrangement, merger, conveyance or transfer, an indenture supplemental hereto wherein the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed or observed by the Company are assumed by the successor body corporate. The Trustee is entitled to receive and is fully protected in relying upon an opinion of counsel that any such consolidation, amalgamation, arrangement, merger, conveyance or transfer, and a supplemental indenture executed in connection therewith, complies with the provisions of this Section.

7.3    Successor Body Corporate Substituted

        Where the Company, pursuant to Section 7.2 hereof, is consolidated, amalgamated, arranged or merged with or into any other body corporate or bodies corporate or conveys or transfers all of substantially all of the properties and assets of the Company as an entirety to another body corporate, the successor body corporate formed by such consolidation, amalgamation, arrangement or into which the Company has been merged or which has received a conveyance or transfer as aforesaid succeeds to and is substituted for the Company hereunder with the same effect as nearly as may be possible as if it had been named herein. Such changes may be made in the Special Warrants as may be appropriate in view of such consolidation, amalgamation, arrangement, merger, conveyance or transfer.

8. CONCERNING THE TRUSTEE

8.1    Duties of Trustee

        By way of supplement to the provisions of any statute for the time being relating to trustees, and notwithstanding any other provision of this Indenture, in the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith with a view to the best interests of the Special Warrantholders and shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

8.2    Action by Trustee

        The Trustee is not obligated to do any act or thing except where required to do so by this Indenture and, in the case of a default, only when it has actual notice thereof.

8.3    Certificate of the Company

        If in the administration of the trusts of this Indenture, the Trustee deems it necessary or desirable that any matter be proved or established by the Company, prior to taking or suffering any action hereunder, the Trustee may accept and rely on a certificate of the Company as conclusive evidence of the truth of any fact relating to the Company or its assets therein stated and proof of the regularity of any proceedings or actions associated therewith, but the Trustee may in its discretion require further evidence or information before acting or relying on any such certificate.

8.4    Trustee May Employ Experts

        The Trustee may, at the Company's expense, employ or retain such lawyers, accountants, engineers, appraisers or other experts, advisers or agents as it may reasonably require for the purpose of discharging its duties hereunder and may pay reasonable remuneration for such services rendered to it but it is not responsible for any misconduct, mistake or error of judgment on the part of any of them. The Company shall reimburse the Trustee for all disbursements, costs and expenses made or incurred by the Trustee in the discharge of its duties and in the management of the trusts hereunder. The Trustee may rely upon the and act upon the opinion or advice of, or information obtained from, any such lawyer, accountant, engineer, appraiser or other expert, adviser or agent in relation to any matter arising in the administration of the trusts hereof. The Trustee shall not incur any liability for the acts or omissions of such lawyers, accountants, engineers, appraisers or other experts, advisers or agents employed by the Trustee in good faith.

8.5    Resignation and Replacement of Trustee

  (a)
  The Trustee may resign its trust and be discharged from all further obligations hereunder by giving to the Company and the Special Warrantholders written notice at least 90 days, or such shorter time period if acceptable to the Trustee, the Company and the Special Warrantholders, before the effective date of the resignation. If the Trustee resigns, or becomes incapable of acting hereunder, the Company shall forthwith appoint in writing a new trustee. Failing such appointment by the Company or by the Special Warrantholders by Extraordinary Resolution, the retiring Trustee or any Special Warrantholder may apply to a Judge of the Supreme Court of British Columbia on such notice as such Judge may direct, for the appointment of a new trustee. The Special Warrantholders may, by Extraordinary Resolution, remove the Trustee (including a trustee appointed by the Company or by a Judge as aforesaid) and appoint a new trustee. On any new appointment, the new trustee is vested with the same powers, rights, duties and obligations as if it had been originally named as Trustee without any further assurance, conveyance, act or deed. If for any reason it becomes necessary or expedient to execute any further deed or assurance, the former Trustee shall execute the same in favour of the new trustee.

  (b)
  Any company resulting from a merger, consolidation, arrangement or amalgamation to which the Trustee for the time being is a party shall be the successor Trustee under this Indenture without any further act.

8.6    Indenture Legislation

        The Company and the Trustee agree that each shall at all times in relating to this Indenture and to any action to be taken hereunder, observe and comply with and be entitled to the benefits of all Applicable Legislation. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with any mandatory requirement of Applicable Legislation, such mandatory requirement prevails.

8.7    Notice

        The Trustee is not required to give notice to third parties, including the Special Warrantholders, of the execution of this Indenture.

8.8    Use of Proceeds

        Subject to Section 5.9, the Trustee is in no way responsible for the use by the Company of the proceeds of the issue hereunder.

8.9    No Inquiries

        Prior to the countersignature and delivery of any Special Warrant Certificates under any provisions of this Indenture, the Trustee is not bound to make any inquiry or investigation as to the correctness of the matters set out in any of the resolutions, opinions, certificates or other documents required by the provisions of this Indenture, but is entitled to accept and act upon the resolutions, opinions, certificates or other documents, provided that such resolutions, opinions, articles or other documents comply with the Applicable Legislation and that the Trustee complies with the Applicable Legislation, and that the Trustee examines the same and determines that such resolutions, opinions, acts or other documents comply with the applicable requirements of this Indenture. The Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable. The Trustee is not bound to make any inquiry or investigation as to the performance by the Company of the Company's covenants hereunder.

8.10    Actions by Trustee to Protect Interest

        The Trustee shall have the power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Special Warrantholders.

8.11    Trustee Not Required to Give Security

        The Trustee is not required to give any bonds or security with respect to the execution or administration of the trusts and powers of this Indenture.

8.12    No Conflict of Interest

        The Trustee represents to the Company that, at the date of execution and delivery by it of this Indenture, there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder but if, notwithstanding the provisions of this Section 8.12, such a material conflict of interest exists, the validity and enforceability of this Indenture and the instruments issued hereunder is not affected in any manner whatsoever by reason only that such material conflict of interest exists or arises. The Trustee shall, within 30 days after ascertaining that it has a material conflict of interest, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Section 8.5.

8.13    Trustee Not Ordinarily Bound

        The Trustee is not obligated to spend its own funds in connection with the commencement or continued exercise of its duties hereunder. The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Special Warrantholders hereunder, is conditional upon Special Warrantholders furnishing, when required in writing so to do by the Trustee, an indemnity reasonably satisfactory to the Trustee, and funds sufficient for commencing or continuing the act, action or proceeding and an indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against any loss, damage or liability by reason thereof.

8.14    Trustee May Deal in Instruments

        The Trustee may in its personal or other capacity, buy, sell, lend upon and deal in and hold securities of the Company and generally contract and enter into financial transactions with the Company or otherwise, without being liable to account for any profits made thereby.

8.15    Recitals or Statements of Fact Made by Company

        Subject to the provisions hereof, the Trustee is not liable for or by reason of any of the statements of fact or recitals contained in this Indenture or in the Special Warrant Certificates and is not required to verify the same but all such statements and recitals are and are deemed to have been made by the Company only.

8.16    Trustee's Discretion Absolute

        The Trustee, except as herein otherwise provided, has, as regards all the trusts, powers, authorities and discretions vested in it, absolute and uncontrolled discretion as to the exercise thereof, whether in relation to the manner or as to the mode and time for the exercise thereof.

8.17    No Representations as to Validity

        The Trustee is not:

  (a)
  under any responsibility in respect of the validity of this Indenture or the execution and delivery thereof or (subject to Section 2.5 hereof) in respect of the validity or the execution of any Special Warrant Certificate;

  (b)
  responsible for any breach by the Company of any covenant or condition contained in this Indenture or in any Special Warrant Certificate; or

  (c)
  by any act hereunder, deemed to make any representation or warranty as to the authorization or reservation of any Shares or Warrant Shares to be issued as provided in this Indenture or in any Special Warrant Certificate or as to whether any shares will when issued be duly authorized or be validly issued and fully paid and non-assessable. The duty and responsibility as to all the matters and things referred to in this Section 8.17 rests upon the Company and not upon the Trustee and the failure of the Company to discharge any such duty and responsibility does not in any way render the Trustee liable or place upon it any duty or responsibility for breach of which it would be liable.

8.18    Acceptance of Trusts

        The Trustee hereby accepts the trusts of this Indenture and agrees to perform the same upon the terms and conditions herein set forth or referred to unless and until discharged therefrom by resignation or in some other lawful way.

8.19    Trustee's Authority to Carry on Business

        The Trustee represents to the Company that at the date hereof it is authorized to carry on business of a trust company in British Columbia. If, notwithstanding the provisions of this Section 8.19, it ceases to be authorized to carry on such business in British Columbia, the validity and enforceability of this Indenture and of the Special Warrants issued hereunder are not affected in any manner whatsoever by reason only of such event, provided that the Trustee shall, within 30 days after ceasing to be authorized to carry on such business in British Columbia, either become so authorized or resign in the manner and with the effect specified in Section 8.5.

8.20    Indemnification of Trustee

        Without limiting any protection or indemnity of the Trustee under any other provision hereof, or otherwise at law, the Company hereby agrees to indemnify and hold harmless the Trustee from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal or advisor fees and disbursements, of whatever kind and nature which may at any time be imposed on, incurred by or asserted against the Trustee in connection with the performance of its duties and obligations hereunder, other than such liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and other disbursements arising by reason of the gross negligence or fraud of the Trustee. This provision shall survive the resignation or removal of the Trustee, or the termination of this Indenture. The Trustee shall not be under any obligation to prosecute or to defend any action or suit in respect of the relationship which, in the opinion of its counsel, may involve it in expense or liability, unless the Company shall, so often as required, furnish the Trustee with satisfactory indemnity and funding against such expense or liability.

8.21    Performance of Covenants by Trustee

        If the Company fails to perform any of its covenants contained in this Indenture, then the Company will notify the Trustee in writing of such failure and upon receipt by the Trustee of such notice, the Trustee will notify the Special Warrantholders of such failure on the part of the Company and may itself perform any of the said covenants capable of being performed by it, but shall be under no obligation to perform said covenants or to notify the Special Warrantholders of such performance by it. All sums expended or disbursed by the Trustee in so doing shall be reimbursed as provided in Section 3.12. No such performance, expenditure or disbursement by the Trustee shall be deemed to relieve the Company of any default hereunder or of its continuing obligations under the covenants herein contained.

9. NOTICES

9.1    Notice to Company, Trustee and Agent

        Any notice to the Company, Trustee or Underwriters under the provisions of this Indenture is valid and effective if in writing delivered, sent by registered letter, postage prepaid or sent by telecopier:

(a)	to the Company at:
	Cardiome Pharma Corp. 3650 Wesbrook Mall Vancouver, BC V6S 2L2	Attention: Telecopier:	Mr. Robert Rieder 604-677-6915
with a copy to:
	Catalyst Corporate Finance Lawyers Suite 1400, 1055 West Hastings Street Vancouver, BC V6E 2E9	Attention: Telecopier:	James Heppell 604-443-7000
(b)	to the Trustee at:
	Pacific Corporate Trust Company 10th Floor, 625 Howe Street Vancouver, BC V6C 3B8	Attention: Telecopier:	Corporate Trust Department 604-689-8144
(c)	to the Underwriters at:
	Yorkton Securities Inc. BCE Place, 181 Bay Street Suite 3100 Toronto, Ontario M5J 2T3	Attention: Telecopier:	Steven Winokur 416-864-3650
	TD Securities Inc. 66 Wellington St. W. Toronto Dominion Bank Tower Toronto Dominion Centre 8th Floor, Toronto, Ontario M5K 1A2	Attention: Telecopier:	Peter Grosskopf 416-983-3176
	Sprott Securities Inc. Royal Bank Plaza Suite 3450, South Tower Toronto, Ontario M5J 2J2	Attention: Telecopier:	Robert Chalmers 416-943-6496
	First Associates Investments Inc. Suite 2400, BCE Place 161 Bay Street Toronto, ON M5J 2S1	Attention: Telecopier:	Paul Moase (416) 865-1960

with a copy to:
Fasken Martineau DuMoulin LLP 66 Wellington St. W. Toronto Dominion Bank Tower Toronto Dominion Centre Suite 4200, PO Box 20 Toronto, Ontario M5K 1N6	Attention: Telecopier:	Richard Steinberg 416-364-7813

        Any notice, direction or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered and, if mailed, be deemed to have been received on the fifth Business Day following the date of the postmark on such notice and, if sent by facsimile, be deemed to have been given and received on the day it was so sent unless it was sent:

  (a)
  on a day which is not a business day in the place to which it was sent; or

  (b)
  after 4:30 p.m. in the place to which it was sent,

in which cases it will be deemed to have been given and received on the next day which is a business day in the place to which it was sent.

9.2    Notice to Special Warrantholders

        Any notice to the Special Warrantholders under the provisions of this Indenture is valid and effective if delivered, sent by regular mail or sent by telecopier, to each Special Warrantholder at its address appearing on the register of Special Warrants kept by the Trustee or, in the case of joint holders, to the first such address, and, if delivered, shall be deemed to have been given and received on the day it was delivered and, if mailed, be deemed to have been received on the fifth Business Day following the date of the postmark on such notice and, if sent by facsimile, be deemed to have been given and received on the day it was so sent unless it was sent:

  (a)
  on a day which is not a business day in the place to which it was sent; or

  (b)
  after 4:30 p.m. in the place to which it was sent,

in which cases it will be deemed to have been given and received on the next day which is a business day in the place to which it was sent.

        A copy of any notice provided to the Special Warrantholders shall be concurrently provided to the Underwriters in the manner specified in Section 9.1.

10. POWER OF BOARD OF DIRECTORS

10.1    Board of Directors

        In this Indenture, where the Company is required or empowered to exercise any acts, all such acts may be exercised by the directors of the Company, by any duly appointed committee of the directors of the Company or by those officers of the Company authorized to exercise such acts.

11. MISCELLANEOUS PROVISIONS

11.1    Further Assurances

        The parties covenant and agree from time to time, as may be reasonably required by any party hereto, to execute and deliver such further and other documents and do all matters and things which are convenient or necessary to carry out the intention of this Indenture more effectively and completely.

11.2    Unenforceable Terms

        If any term, covenant or condition of this Indenture or the application thereof to any party or circumstance is invalid or unenforceable to any extent, the remainder of this Indenture or application of such term, covenant or condition to a party or circumstance other than those to which it is held invalid or unenforceable is not affected thereby and each remaining term, covenant or condition of this Indenture is valid and enforceable to the fullest extent permitted by law.

11.3    No Waiver

        No consent or waiver, express or implied, by either party to or of any breach or default by the other party in the performance by the other party of its obligations hereunder is deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by such party. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, does not constitute a waiver by such party of its rights hereunder.

11.4    Suits By Special Warrantholders

  (a)
  No Special Warrantholder has any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Company wound up or to file or prove a claim in any liquidation or bankruptcy proceedings or for any other remedy hereunder unless the Special Warrantholders by Extraordinary Resolution have made a request to the Trustee and the Trustee has been afforded reasonable opportunity to proceed or complete any action or suit for any such purpose whether or not in its own name and the Special Warrantholders or any or them have furnished to the Trustee, when so requested by the Trustee sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee has failed to act within a reasonable time or the Trustee has failed to actively pursue any such act or proceeding.

  (b)
  Subject to the provisions of this Section and otherwise in this Indenture, all or any of the rights conferred upon a Special Warrantholder by the terms of a Special Warrant may be enforced by such Special Warrantholder by appropriate legal proceedings without prejudice to the right which is hereby conferred upon the Trustee to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Special Warrantholders from time to time.

11.5    Enurement

        This Indenture enures to the benefit of and is binding upon the parties hereto and their respective successors and assigns.

11.6    Formal Date and Effective Date

        For the purpose of convenience this Indenture is referred to as bearing the formal date of April 10, 2003, however notwithstanding such formal date, this Indenture becomes effective as between the Company and any particular Special Warrantholder upon the date of issuance of a Special Warrant Certificate to such Special Warrantholder.

CARDIOME PHARMA CORP.
Per:
"Bob Rieder" Authorized Signatory
PACIFIC CORPORATE TRUST COMPANY
Per:
"Marc Castonguay" Authorized Signatory
Per:
"Heather Plume" Authorized Signatory

SCHEDULE "A"

FORM OF SPECIAL WARRANT CERTIFICATE

THESE SPECIAL WARRANTS HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THE SPECIAL WARRANTS, AGREES FOR THE BENEFIT OF THE COMPANY THAT THE SPECIAL WARRANTS MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER AS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL, OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE COMPANY.

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE AUGUST 11, 2003"

THE SPECIAL WARRANTS REPRESENTED BY THIS CERTIFICATE WILL BE DEEMED TO BE EXERCISED IMMEDIATELY PRIOR TO THE EXPIRY TIME (AS DEFINED BELOW) AND WILL BE VOID THEREAFTER.

SPECIAL WARRANT CERTIFICATE

CARDIOME PHARMA CORP.
(Continued under the Canada Business Corporations Act)

No. SW- •	• SPECIAL WARRANTS each entitling the holder to acquire one Share and one-half Warrant for each Special Warrant subject to adjustment as set out below

        THIS IS TO CERTIFY that, for value received,    •    , of    •    (the "Special Warrantholder") is the registered holder of the number of special warrants (the "Special Warrants") stated above and is entitled to acquire in the manner and at the time, and subject to the restrictions contained in the Indenture (as defined below) hereinafter referred to, the number of Units of CARDIOME PHARMA CORP. (the "Company") as is equal to the number of Special Warrants represented hereby (subject to adjustment as set out in the Indenture (as defined below)), all without payment of any consideration in addition to that paid for the Special Warrants represented hereby. Each Unit consists of one common share (a "Share") in the capital of the Company and one-half of one common share purchase warrant (a "Warrant") of the Company. Each Warrant will entitle the holder to acquire one additional common share (a "Warrant Share") in the capital of the Company at a price of $2.75 per Warrant Share until 5:00 p.m. (Toronto time) on April 10, 2004. The Warrants will be issued under and pursuant to a common share purchase warrant indenture made as of April 10, 2003 between the Company and Pacific Corporate Trust Company.

        The Special Warrants represented by this certificate are issued under and pursuant to a certain indenture (the "Indenture") made as of April 10, 2003 between the Company and Pacific Corporate Trust Company (the "Trustee") (which expression includes any successor trustee appointed under the

Indenture), to which Indenture and any instruments supplemental thereto reference is hereby made for a full description of the rights of the holders of the Special Warrants and the terms and conditions upon which such Special Warrants are, or are to be, issued and held, all to the same effect as if the provisions of the Indenture and all instruments supplemental thereto were herein set forth, to all of which provisions the holder of these Special Warrants by acceptance hereof assents. All terms defined in the Indenture are used herein as so defined. In the event of any conflict or inconsistency between the provisions of the Indenture and the provisions of this Special Warrant Certificate, except those that are necessary by context, the provisions of the Indenture shall prevail. The Company will furnish to the holder of this Special Warrant Certificate, upon request and without charge, a copy of the Indenture.

        The Special Warrants represented by this Special Warrant Certificate are only exercisable voluntarily on or before 5:00 p.m. (Toronto time) on the earlier of:

  (i)
  the fifth Business Day after the date on which the last of the receipts for the Prospectus have been issued by the Commissions; and

  (ii)
  August 10, 2003,

(such earlier date being herein referred to as the "Expiry Time"), at which time they will be deemed to be exercised.

        The Escrow Funds, which represent all of the gross proceeds from the sale of the Special Warrants, less the Underwriters' commission and expenses, have been deposited into escrow with the Trustee to be released in accordance with the terms of the Indenture.

        The holder of this Special Warrant Certificate may, at any time before the Expiry Time, exercise all or any number of the Special Warrants represented hereby, by surrendering to the Trustee a certificate or certificates representing the number of Special Warrants to be exercised, together with the duly completed and executed exercise form attached as Appendix 2 hereto in accordance with the instructions contained in Appendix 3 attached hereto. Any such exercise, at a time when the Company has not received the receipts for the Prospectus from the Commissions or the Company has received the receipts for the Prospectus from the Commissions but the Prospectus has not been delivered to the Special Warrantholder, is subject to compliance with, and may be restricted by, the securities laws of the Provinces of British Columbia, Ontario and Quebec and is further subject to the holder providing such assurances and executing such documents as may, in the reasonable opinion of the Company or the Trustee, be required to ensure compliance with applicable securities legislation. If, at the time of the exercise of the Special Warrants, there remain restrictions on resale under applicable securities legislation on the Shares and Warrants acquired, the Company may, if required on the advice of counsel, endorse the certificates representing the Shares, Warrants and any Warrant Shares acquired with respect to such resale restrictions.

        If any Special Warrants have not been voluntarily exercised by the holders thereof prior to the Expiry Time, then such Special Warrants will be deemed to have been exercised and surrendered by the holder thereof immediately prior to the Expiry Time without any further action on the part of the holder.

        The Units, and the Shares and Warrants comprised therein, in respect of which the Special Warrants are exercised will be deemed to have been issued on the date of such exercise, at which time each Special Warrantholder will be deemed to have become the holder of record of such Shares and Warrants.

        After the exercise or deemed exercise of Special Warrants, the Trustee shall within three Business Days of such exercise or deemed exercise cause to be mailed or delivered to each Special Warrantholder at its address specified in the register for the Special Warrants maintained by the Trustee, certificates for the appropriate number of Shares and Warrants comprised in the Units issuable

2

in respect of such Special Warrants, not exceeding those which such Special Warrantholder is entitled to acquire pursuant to the Special Warrants so exercised. If the holder of this certificate exercises some but not all of the Special Warrants represented hereby, he or she will be entitled to receive, without charge, a new Special Warrant Certificate representing the unexercised portion of the Special Warrants represented hereby.

        The holder of this Special Warrant Certificate may at any time up to the Expiry Time, upon written instruction delivered to the Trustee and payment of the charges provided for in the Indenture and otherwise in accordance with the provisions of the Indenture, exchange this Special Warrant Certificate for other Special Warrant Certificates evidencing Special Warrants entitling the holder to acquire in the aggregate the same number of Units as may be acquired under this Special Warrant Certificate.

        The number of Units, and the Shares and Warrants comprised therein, which may be acquired by a Special Warrantholder upon exercise of Special Warrants, are also subject to and governed by Article 4 of the Indenture with respect to anti-dilution provisions, including provisions for the appropriate adjustment of the class, number and price of the securities issuable hereunder upon the occurrence of certain events including any subdivision, consolidation, or reclassification of the shares, payment of stock dividends, or amalgamation of the Company.

        The holding of the Special Warrants evidenced by this Special Warrant Certificate does not constitute the Special Warrantholder a shareholder of the Company or entitle such holder to any right or interest in respect thereof except as herein and in the Indenture expressly provided.

        The Special Warrants evidenced by this Special Warrant Certificate may be transferred only upon compliance with the conditions prescribed in the Indenture, on the register kept at the offices of the Trustee, by the registered Special Warrantholder (or its legal representatives or its attorney duly appointed) and its transferee duly executing the transfer form in the form attached hereto and complying with applicable laws and such other reasonable requirements as the Company and Trustee may prescribe.

        In connection with a transfer of a Special Warrant, the Company and the Trustee, prior to such transfer, must have received a properly completed and executed certificate attached as Appendix 4 to this Special Warrant Certificate from the transferee.

        Notwithstanding the foregoing, the Special Warrants may only be transferred (i) to the Company, (ii) outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "1933 Act"), or any successor rule or regulation of the United States Securities and Exchange Commission as presently in effect pursuant to the 1933 Act, unless permitted by the Indenture, (iii) pursuant to an exemption from the registration requirements under the 1933 Act provided by Rule 144A or 144 thereunder, if available, or (iv) in a transaction that does not require registration under the 1933 Act or any applicable state securities laws.

        In connection with the voluntary exercise of a Special Warrant, the Trustee must have received from the holder of the Special Warrant exercising such Special Warrant a duly completed and executed exercise form, in the form attached as Appendix 2 to this Special Warrant Certificate.

        In connection with the exercise of Special Warrants hereunder by a U.S. Person, the Company may, in its sole discretion, require that Special Warrantholder deliver in connection with such exercise an opinion of counsel addressed to the Company, in form and substance satisfactory to the Company, that no violation of the registration provisions of the U.S. Securities Act or the securities laws of any State would result in the exercise of Special Warrants by such U.S. Person. The Special Warrants represented hereby and the Units, Shares and Warrants issuable upon exercise or deemed exercise of such Special Warrants have not been and will not be registered under the 1933 Act or any applicable state securities laws and that the sale of the Special Warrants is being made in reliance on an

3

exemption from registration pursuant to Rule 506 of Regulation D under the 1933 Act to accredited investors (as defined in Rule 501(a) of Regulation D under the 1933 Act). As a result, the Special Warrants represented hereby may not be exercised within the United States or to or for the benefit of a U.S. person, and the Units, Shares and Warrants issuable upon exercise of such Special Warrants may not be delivered within the United States unless such securities are registered under the 1933 Act and the securities laws of any state in which the transferee holder is resident or unless an exemption from such registration requirements is available and the Company has received a written opinion of counsel or other evidence satisfactory to it as to the availability of such exemption in connection with such issuance.

        This Special Warrant Certificate shall be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract.

        All certificates for Shares, Warrants and Warrant Shares issued prior to the earlier of the Clearance Date and August 10, 2003 will have the following legend endorsed thereon:

    "UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE AUGUST 11, 2003"

        This Special Warrant Certificate is not valid for any purpose whatever unless and until it has been countersigned by or on behalf of the Trustee.

        After the exercise or deemed exercise of any of the Special Warrants represented by this Special Warrant Certificate, the Special Warrantholder shall no longer have any rights under either the Indenture or this Special Warrant Certificate with respect to such Special Warrants, other than the right to receive certificates representing the Shares and Warrants issuable on the exercise of those Special Warrants, and those Special Warrants shall be void and of no further value or effect.

        The Indenture contains provisions making binding upon all Special Warrantholders resolutions passed at meetings of such holders in accordance with such provisions or by instruments in writing signed by the Special Warrantholders holding a specified percentage of the Special Warrants.

        IN WITNESS WHEREOF the Company has caused this Special Warrant Certificate to be executed and the Trustee has caused this Special Warrant Certificate to be countersigned by its duly authorized officers as of this 10th day of April, 2003.

CARDIOME PHARMA CORP.
Per:
Authorized Signatory
COUNTERSIGNED BY:
PACIFIC CORPORATE TRUST COMPANY
Per:
Authorized Signatory

4

APPENDIX 1

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto (name)                        (the "Transferee"), of (residential address)                        Special Warrants of Cardiome Pharma Corp. registered in the name of the undersigned on the records of Pacific Corporate Trust Company represented by the attached certificate, and irrevocably appoints as the attorney of the undersigned to transfer the said securities on the books or register of transfer, with full power of substitution.

DATED the            day of                        , 2003.

Signature Guaranteed (See instructions to Special Warrantholders in Appendix 3)	(Signature of Special Warrantholder, to be the same as appears on the face of this Special Warrant Certificate)
Name of Special Warrantholder: Address (Please Print):

Note to Special Warrantholders:

(1)
In order to transfer the Special Warrants represented by this Special Warrant Certificate, this transfer form must be delivered to the Trustee, together with this Special Warrant Certificate and a duly completed and executed Certificate attached as Appendix 4 to this Special Warrant Certificate.

(2)
The signature of the holder on the transfer form must be guaranteed by a Canadian Schedule 1 chartered bank, a major trust company in Canada, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP).

APPENDIX 2

EXERCISE FORM

TO:	CARDIOME PHARMA CORP. c/o Pacific Corporate Trust Company 10th Floor, 625 Howe Street Vancouver, British Columbia V6C 3B8

        The undersigned hereby exercises the right to acquire                          Units, each Unit consisting of one common share and one-half of one share purchase warrant of Cardiome Pharma Corp. (the "Company") as constituted on April 10, 2003 (or such number of other securities or property to which such Special Warrants entitle the undersigned in lieu thereof or in addition thereto under the provisions of the Indenture referenced in the within Special Warrant Certificate) according to the terms of the Indenture referenced in the within Special Warrant Certificate.

        The undersigned hereby represents and warrants to the Company as follows (check one):

(i)	the undersigned (a) is not (and is not exercising this Special Warrant for the account or benefit of) a U.S. person, (b) the Special Warrant is not being exercised within the United States and (c) has in all other respects complied with the terms and conditions of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or any successor rule or regulation of the United States Securities and Exchange Commission as presently in effect pursuant to the U.S. Securities Act;
(ii)	the undersigned was an original subscriber for the Special Warrants who was a U.S. person at the time of purchase of such Special Warrants; or
(iii)
the undersigned is tendering with this exercise form a written opinion of counsel to the effect that the Common Shares to be delivered upon exercise of the Special Warrants have been registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or are exempt from registration thereunder.

        "United States" and "U.S. person" are as defined by Regulation S under the United States Securities Act of 1933.

        The undersigned hereby directs that the common shares and warrants be issued, registered and delivered as follows:

Names(s) in Full	Address(es)	Number of Shares and Warrants

        DATED at                         ,                         , this              day of                         , 2003.

Signature Witnessed or Guaranteed (See instructions to Special Warrantholders in Appendix 3)	(Signature of Special Warrantholder, to be the same as appears on the face of this Special Warrant Certificate)
Name of Special Warrantholder: Address (Please Print):

  Notes to Special Warrantholders:

(1)
In order to voluntarily exercise the Special Warrants represented by this certificate, prior to the Expiry Time pursuant to section 5.2 of the Indenture, this exercise form must be delivered to the Trustee, together with this Special Warrant Certificate. Refer to the instructions to Special Warrantholders attached as Appendix 3 to this Special Warrant Certificate.

(2)
If this exercise form indicates that the common shares and warrants are to be issued to a person or persons other than the registered holder of this Special Warrant Certificate, the signature of such holder on the exercise form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

2

APPENDIX 3

INSTRUCTIONS TO SPECIAL WARRANTHOLDERS

TO EXERCISE:

If the Special Warrantholder voluntarily exercises Special Warrants prior to the Expiry Date pursuant to section 5.2 of the Indenture, it must complete, sign and deliver:

  (a)
  the Exercise Form, attached as Appendix 2; and

  (b)
  the Special Warrant Certificates,

to the Trustee indicating the number of Shares and Warrants to be acquired. In such case, the signature of such registered holder on the Exercise Form must be witnessed.

TO TRANSFER:

If the Special Warrantholder wishes to transfer Special Warrants, then the Special Warrantholder must complete, sign and deliver (as appropriate):

  (a)
  the Transfer Form attached as Appendix 1;

  (b)
  the Special Warrant Certificates; and

  (c)
  the Special Warrant Purchaser's Certificate attached as Appendix 4,

to the Trustee.

If the Special Warrant Certificate is transferred, the Special Warrantholder's signature on the Transfer Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

For the protection of the holder, it would be prudent to use registered mail if forwarding by mail.

GENERAL:

If the Transfer Form or Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the Special Warrant Certificate must also be accompanied by evidence of authority to sign satisfactory to the Trustee.

The name and address of the Trustee is:

    Pacific Corporate Trust Company
    10th Floor, 625 Howe Street
    Vancouver, British Columbia
    V6C 3B8

APPENDIX 4

SPECIAL WARRANT PURCHASER'S CERTIFICATE

1.
The Purchaser is not a "U.S. Person" (as defined in Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), which definition includes, but is not limited to, an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States;

2.
The Purchaser is resident at the address set forth on the signature page of this certificate;

3.
The Purchaser acknowledges that the Special Warrants and the Shares and one share purchase warrants ("Warrants") issuable upon exercise thereof and the common shares issuable on the exercise of such Warrants (the "Warrant Shares") (collectively, the "Securities") have not been registered under the U.S. Securities Act and may not be offered or sold in the United States unless registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and that the Issuer has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of the Securities;

4.
The Securities are not being acquired directly or indirectly for the account of benefit of a U.S. Person and the Purchaser does not have any agreement or understanding (either written or oral) with any U.S. Person respecting:

(i)
the transfer or assignment of any rights or interest in any of the Securities;

(ii)
the division of profits, losses, fees, commissions, or any financial stake in connection with this purchase; or

(iii)
the voting of the Shares issuable on the exercise of the Special Warrants;

5.
It has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons;

6.
No offers to sell the Special Warrants were made by any person to the Purchaser while the Purchaser was in the United States;

7.
The Purchaser was outside the United States at the time of the Purchaser's purchase of the Special Warrants;

8.
The Purchaser acknowledges that the certificates representing the Special Warrants will state that the Special Warrants, the Shares, the Warrants and the Warrant Shares have not been registered under the United States Securities Act or the securities laws of any state of the United States and the Special Warrants may not be exercised in the United States or by or on behalf of a U.S. Person unless registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available;

9.
The Purchaser acknowledges that any person who exercises a Special Warrant will be required to provide to the Issuer written certification that it is not a U.S. Person and the Special Warrant is not being exercised within the United States or on behalf of a U.S. Person; and

10.
The Purchaser acknowledges that the Special Warrants may be transferred only if the Special Warrant is transferred outside the United States to a non-U.S. person who properly completes,

  executes and delivers to the Company the certificate attached Appendix 4 to the form of Special Warrant.

Signature	Address
Name

2

SCHEDULE "B"

DEFINITION OF "U.S. PERSON" AND "UNITED STATES"

"(o)
"U.S. Person"

(1)
U.S. person means:

(i)
any natural person resident in the United States;

(ii)
any partnership or corporation organized or incorporated under the laws of the United States;

(iii)
any estate of which any executor or administrator is a U.S. person;

(iv)
any trust of which any trustee is a U.S. person;

(v)
any agency or branch of a foreign entity located in the United States;

(vi)
any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii)
any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii)
any partnership or corporation if:

(A)
organized or incorporated under the laws of any foreign jurisdiction; and

(B)
formed by a U.S. person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned by accredited investors (as defined in Rule 501(a) under the 1933 Act) who are not natural persons, estates or trusts.

(2)
Notwithstanding paragraph (o)(1) of this section, any discretionary account or similar account (other than an estate or trust) held for the benefit of or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated or (if an individual) resident in the United States shall not be deemed a U.S. person;

(3)
Notwithstanding paragraph (o)(1) of this section, any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed a U.S. person if:

(i)
an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

(ii)
the estate is governed by foreign law.

(4)
Notwithstanding paragraph (o)(1) of this section, any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person.

(5)
Notwithstanding paragraph (o)(1) of this section, an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. person.

(6)
Notwithstanding paragraph (o)(1) of this section, any agency or branch of a U.S. person located outside the United States shall not be deemed a "U.S. person" if:

(i)
the agency or branch operates for valid business reasons; and

(ii)
the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

(7)
The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development

  Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed "U.S. persons."

(p)
United States. "United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

QuickLinks

  EXHIBIT 4.26
CARDIOME PHARMA CORP. Special Warrant Indenture Made as of April 10, 2003
TABLE OF CONTENTS
SPECIAL WARRANT INDENTURE
SCHEDULE "A" FORM OF SPECIAL WARRANT CERTIFICATE
APPENDIX 1 FORM OF TRANSFER
APPENDIX 2 EXERCISE FORM
APPENDIX 3 INSTRUCTIONS TO SPECIAL WARRANTHOLDERS
APPENDIX 4 SPECIAL WARRANT PURCHASER'S CERTIFICATE
SCHEDULE "B" DEFINITION OF "U.S. PERSON" AND "UNITED STATES"